Exhibit 2.33

INDENTURE Dated as of November 28, 2024 Between ALIBABA GROUP HOLDING LIMITED as Company and CITICORP INTERNATIONAL LIMITED as Trustee ____________________ DEBT SECURITIES

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EXHIBITS

EXHIBIT A	Form of Security	A-1
EXHIBIT B	Form of Certificate of Transfer	B-1
EXHIBIT C	Form of Certificate of Exchange	C-1
EXHIBIT D	Form of Compliance Certificate	D-1
EXHIBIT E	Form of CMU Lodging and Paying Agent, Transfer Agent and Registrar Appointment Letter	E-1

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INDENTURE dated as of November 28, 2024, between Alibaba Group Holding Limited, an exempted company incorporated in the Cayman Islands (the “Company”), and Citicorp International Limited, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of debentures, notes, bonds or other evidences of indebtedness (the “Securities”) in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Company, enforceable in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in consideration of the premises and the purchase of the Securities by the Holders (as defined below) thereof for the equal and proportionate benefit of all of the present and future Holders of the Securities, each party agrees and covenants as follows:

Article I

DEFINITIONS

Section 1.01 Definitions. Unless the context otherwise requires, the terms defined in this Section 1.01 shall for all purposes of this Indenture have the meanings hereinafter set forth, the following definitions to be equally applicable to both the singular and the plural forms of any of the terms herein defined:

“Additional Amounts” has the meaning provided in Section 5.07(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Transfer Agent, CMU Lodging and Paying Agent and including any successor Agent.

“Applicable Law” means any law or regulation including, but not limited to: (i) any statute or regulation; (ii) any rule or practice of any Authority by which any party is bound or with which it is accustomed to comply; (iii) any agreement between any Authorities; and (iv) any customary agreement between any Authority and any party.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the

Depository for such Global Security, to the extent applicable to such transaction or exchange and as in effect from time to time.

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day (other than a Saturday, Sunday or public holiday) upon which commercial banks are generally open for business and settlement of Renminbi payments in Hong Kong.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Certificated Security” means a certificated Security that evidences all or part of the Securities of any series and bears the legends set forth in Exhibit A hereto (or such legends as may be specified as contemplated by Section 3.01 for such Securities) and is registered in the name of the Holder.

“Change in Law” means a change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof.

“Citi Organization” means Citigroup, Inc., Citibank, N.A., Citibank Europe plc, their branches, subsidiaries and affiliates and anyone who succeeds them or to whom they assign their rights other than Citicorp International Limited.

“Clearstream” means Clearstream Banking S.A.

“CMU” means the Central Moneymarkets Unit Service operated by the HKMA.

“CMU Lodging and Paying Agent” means the agent appointed by the Company for lodgement services with the CMU, which shall initially be Citicorp International Limited or any successor CMU Lodging and Paying Agent.

“CMU Manual” means the reference manual relating to the operation of the CMU issued by the HKMA to CMU Members, as amended and/or supplemented from time to time.

“CMU Member” means any member of the CMU.

“CMU Operator” means the HKMA, as operator of the CMU.

“CMU Participant” means person(s) for whose account(s) a relevant interest in the Global Security is credited as being held with the CMU in accordance with the CMU Rules at the relevant time as notified to the CMU Lodging and Paying Agent by the CMU Operator.

“CMU Rules” means all requirements of the CMU for the time being applicable to a CMU Member and includes (a) all the obligations for the time being applicable to a CMU Member under or by virtue of its membership agreement with the CMU and the CMU Manual, (b) all the operating procedures as set out in the CMU Manual for the time being in force in so far as such procedures are applicable to a CMU Member; and (c) any directions for the time being in force and applicable to a CMU Member given by the HKMA through any operational circulars or pursuant to any provision of its membership agreement with the HKMA or the CMU Manual.

“CNY” or “RMB” means the lawful currency for the time being of the PRC.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” means the Person named as the “Company” in the recitals, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” means a written request or order signed in the name of the Company by an Officer of the Company and delivered to the Trustee.

“Consolidated Affiliated Entity” of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of the Company.

“Controlled Entity” of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person.

“Corporate Trust Office,” or other similar term, means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 40/F, Champion Tower, Three Garden Road, Central, Hong Kong, Attention: Agency and Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust officer of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning provided in Section 11.03(c).

“Currency” means CNY or Foreign Currency.

“Currency Determination Agent” has the meaning provided in Section 3.11(d).

“Default” has the meaning provided in Section 10.03.

“Defaulted Interest” has the meaning provided in Section 3.08(b).

“Depository” means, with respect to the Securities of any series issuable in whole or in part in the form of one or more Global Securities, the Person designated as Depository by the Company pursuant to Section 3.01 until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean or include each Person who is then a Depository hereunder, and if at any time there is more than one such Person, “Depository” as used with respect to the Securities of any such series shall mean the Depository with respect to the Securities of that series. The “Depository” shall initially be CMU, its nominees and its successors.

“Designated Currency” has the meaning provided in Section 3.11(a).

“Discharged” has the meaning provided in Section 11.03(b).

“Distribution Compliance Period” has the meaning specified in Section 3.06(b)(i)(A).

“Euroclear” means Euroclear Bank SA/NV.

“Event of Default” has the meaning provided in Section 6.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rate” has the meaning provided in Section 3.11(d).

“FATCA” has the meaning provided in Section 5.07(a)(vii).

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

“Floating Rate Security” means a Security that provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index specified pursuant to Section 3.01.

“Foreign Currency” means a currency issued by the government of any country other than the PRC or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Exhibit A hereto (or such legend as may be specified as contemplated by Section 3.01 for such Securities).

“Group” means the Company and its Controlled Entities.

“HKMA” means the Hong Kong Monetary Authority.

“Holder,” “Holder of Securities,” or “Securityholder” mean the Person in whose name Securities are registered in the Register, save that, for so long as such Securities are evidenced by a Global Security held by a sub-custodian of the CMU, each person who is for the time being shown in the records of the CMU Operator as the holder of a particular principal amount of Securities (in which regard any certificate or other document issued by the CMU Operator as to the principal amount of such Securities standing to the account of any person shall be conclusive and binding for all purposes except in the case of manifest error) shall be treated by the Company, the Trustee, the CMU Lodging and Paying Agent, the Registrar, the Transfer Agent, the other Agents and the CMU Operator as the holder of such principal amount of such Securities for all purposes other than with respect to the payment of principal, premium (if any) or interest on the Securities, the right to which shall be vested, as against the Company, the Trustee, the CMU Lodging and Paying Agent, the Registrar, the Transfer Agent, the other Agents and the CMU Operator, solely in the registered holder of the Global Security in accordance with and subject to its terms and the expressions; “Holder”, “Holder of Securities”, “Securityholder” and related expressions shall (where appropriate) be construed accordingly.

“Indebtedness” means any and all obligations of a Person for money borrowed which, in accordance with U.S. GAAP, would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined.

“Indenture” means this instrument and all indentures supplemental hereto and any amendments or modifications to the foregoing, in each case, entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established in accordance with Section 3.01.

“Independent Legal Counsel” means an independent legal firm of internationally recognized standing that is reasonably acceptable to the Trustee.

“Independent Tax Consultant” means an independent accounting firm or consultant of internationally recognized standing that is reasonably acceptable to the Trustee.

“Indirect Participant” means a Person who holds a beneficial interest in a Security through a Participant.

“Interest Payment Date” means, with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“ISIN” means the International Securities Identification Number.

“Issue Date” means, with respect to any Security, the date on which such Security is originally issued under this Indenture.

“Judgment Currency” has the meaning provided in Section 15.06.

“Legal Defeasance” has the meaning provided in Section 11.03(b).

“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

“Maturity” means, with respect to any Security, the date on which the principal of such Security, or any installment of principal, shall become due and payable as therein and herein provided, whether at the Stated Maturity or by declaration, call for redemption or otherwise.

“Members” has the meaning provided in Section 3.03(h).

“Non-recourse Obligation” means Indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Company or any of its Controlled Entities or (2) the financing of a project involving the purchase, development, improvement or expansion of properties of the Company or any of its Controlled Entities, as to which the obligee with respect to such Indebtedness or obligation has no recourse to the Company or any of its Controlled Entities or to the Company’s or any such Controlled Entity’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Officer” means, with respect to the Company, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Company or, in the event that the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“Opinion of Counsel” means an opinion in writing reasonably acceptable to the Trustee signed by legal counsel, who may be an employee of or counsel to the Company or who may be other counsel, that meets the applicable requirements provided for in Section 15.01. Opinions of Counsel may have qualifications customary for opinions of the type required.

“Original Issue Discount Security” means any Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and the regulations thereunder and any other Security designated by the Company as issued with original issue discount for United States federal income tax purposes.

“Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Registrar or delivered to the Registrar for cancellation;

(ii) Securities or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any CMU Lodging and Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own CMU Lodging and Paying Agent) for the Holders of such Securities or Securities as to which the Company’s obligations have been Discharged; provided, however, that if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities that have been paid pursuant to Section 3.07(b) or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to a Responsible Officer of the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company; or

(iv) Securities to which defeasance has been effected pursuant to Section 11.03;

provided, however, that in determining whether the Holders of the requisite principal amount of Securities of a series Outstanding have performed any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) hereunder, Securities owned by the Company or any other obligor upon the Securities of such series or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding unless the Company, such Affiliate or such other obligor owns all of such Securities, except that, in determining whether the Trustee shall be protected in relying upon any such action, only Securities of such series for which the Trustee has received written notice to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes its right to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon such Securities or any Affiliate of the Company or of such other obligor. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all such Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to the provisions of Section 10.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all such Securities not listed therein are Outstanding for the purpose of any such determination. In determining whether the Holders of the requisite principal amount of Outstanding Securities of a series have performed any action hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02 and the principal amount of a Security denominated in a Foreign Currency that shall be deemed to be Outstanding for such purpose shall be the amount calculated pursuant to Section 3.11(b).

“Participant” means, with respect to any Depository, a person who is a participant or has an account with such Depository.

“Person” means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

“Place of Payment” has the meaning provided in Section 3.01(h).

“PRC” means the People’s Republic of China, excluding, for purposes of this definition, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Predecessor Security” means, with respect to any Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“Preferred Shares,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Principal Controlled Entities” at any time shall mean one of the Controlled Entities of the Company:

(i) as to which one or more of the following conditions is/are satisfied:

(A) its total revenue or (in the case of one of the Controlled Entities of the Company which has one or more Controlled Entities) consolidated total revenue attributable to the Group is at least 5% of the consolidated total revenue of the Group;

(B) its net profit or (in the case of one of the Controlled Entities of the Company which has one or more Controlled Entities) consolidated net profit attributable to the Group (in each case before taxation and exceptional items) is at least 5% of the consolidated net profit of the Group (before taxation and exceptional items); or

(C) its net assets or (in the case of one of the Controlled Entities of the Company which has one or more Controlled Entities) consolidated net assets attributable to the Group (in each case after deducting minority interests in Subsidiaries) are at least 10% of the consolidated net assets of the Group (after deducting minority interests in Subsidiaries of the Company);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of the Controlled Entity of the Company and the

then latest audited consolidated financial statements of the Company; provided that, in relation to clauses (A), (B) and (C) above:

(1) in the case of a corporation or other business entity becoming a Controlled Entity after the end of the financial period to which the latest consolidated audited accounts of the Company relate, the reference to the then latest consolidated audited accounts of the Company and its Controlled Entities for the purposes of the calculation above shall, until the consolidated audited accounts of the Company for the financial period in which the relevant corporation or other business entity becomes a Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of the Company and its Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Controlled Entity which itself has Controlled Entities) of such Controlled Entity in such accounts;

(2) if at any relevant time in relation to the Company or any Controlled Entity which itself has Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of the Company and/or any such Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of the Company;

(3) if at any relevant time in relation to any Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Controlled Entity prepared for this purpose by or on behalf of the Company; and

(4) if the accounts of any Controlled Entity (not being a Controlled Entity referred to in proviso (1) above) are not consolidated with the accounts of the Company, then the determination of whether or not such Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts of the Company (determined on the basis of the foregoing); or

(ii) that Principal Controlled Entity merges with or into, or to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

An Officer’s Certificate delivered to the Trustee certifying in good faith as to whether or not a Controlled Entity is a Principal Controlled Entity shall be conclusive in the absence of manifest error.

“Prospectus” means the offering memorandum, dated November 19, 2024, relating to the offering of Securities.

“Record Date” means, with respect to any interest payable on any Security on any Interest Payment Date, the close of business on such date specified in such Security for the payment of interest, if any, pursuant to Section 3.01.

“Redemption Date” means, when used with respect to any Security to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture and the terms of such Security.

“Redemption Price” means, when used with respect to any Security to be redeemed or repurchased, in whole or in part, the price at which it is to be redeemed pursuant to the terms of the Security and this Indenture.

“Register” has the meaning provided in Section 3.05(a).

“Registrar” has the meaning provided in Section 3.05(a).

“Relevant Indebtedness” means any Indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures or other securities which for the time being are, or are intended to be or are commonly, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market, but shall exclude any bank debt, bank loans or securitizations.

“Relevant Jurisdiction” has the meaning provided in Section 5.07(a).

“Responsible Officer” means, with respect to the Trustee, any managing director, vice-president, trust associate, relationship manager, transaction manager, client service manager, any trust officer or any other officer assigned to the corporate trust department (or any successor division or unit) of the Trustee located at the Corporate Trust Office, who customarily performs functions similar to those performed by any persons who at the time shall be such officers, respectively, or who shall have direct responsibility for the administration of this Indenture, and any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Certificated Security” means a Certificated Security offered and sold pursuant to an exemption from registration under the Securities Act.

“Restricted Global Security” means a Global Security offered and sold pursuant to an exemption from registration under the Securities Act.

“SEC” means the United States Securities and Exchange Commission, as constituted from time to time.

“Security” or “Securities” means any security or securities, as the case may be, duly authenticated by the Registrar and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Record Date” has the meaning provided in Section 3.08(b)(i).

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such Security or such installment of principal or interest is due and payable.

“Subsidiary” of any Person means (i) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (ii) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (i) and (ii), voting at the time owned or controlled, directly or indirectly, by (A) such Person, (B) such Person and one or more Subsidiaries of such Person or (C) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Successor Jurisdiction” has the meaning provided in Section 5.07(d).

“Tax Change” has the meaning provided in Section 4.07(a).

“Taxes” has the meaning provided in Section 5.07(a) and the term “Tax” has a meaning correlative to the foregoing.

“Transfer Agent” means Citicorp International Limited or its successor as transfer agent under this Indenture.

“Triggering Event” means the occurrence of both of the following events: (A) any Change in Law that results in (x) the Group (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter prepared in accordance with U.S. GAAP and (y) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter prepared in accordance with U.S. GAAP prior to such Change in Law and (B) the Company has not furnished to the Trustee, prior to the date that is twelve months after the date of the Change in Law, an opinion from an independent financial advisor or an Independent Legal Counsel stating either that (1) the Company is able to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter prepared in accordance with U.S. GAAP prior to such Change in Law (including after giving effect to any corporate restructuring or reorganization plan of the Company) or (2) such Change in Law would not materially and adversely affect the Company’s ability to make principal, premium (if any) and interest payments on the Securities of any series when due. The Trustee shall be entitled to accept and conclusively rely on (without liability) such opinions provided to it and shall not be required to review or monitor compliance with the provisions hereof nor liable to any person for accepting the opinions provided to it hereunder.

“Triggering Event Offer” has the meaning set forth in Section 5.06(a).

“Triggering Event Payment” has the meaning set forth in Section 5.06(a).

“Triggering Event Payment Date” has the meaning set forth in Section 5.06(a)(ii).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Unrestricted Certificated Security” means a Certificated Security the restrictions on transfer of which have expired or otherwise been removed.

“Unrestricted Global Security” means a Global Security the restrictions on transfer of which have expired or otherwise been removed.

“US$” means such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

“U.S. GAAP” refers to generally accepted accounting principles in the United States.

“United States” shall mean the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

Section 1.02 Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(b) the words “including” and words of similar import when used in this Indenture shall mean “including, without limitation”;

(c) references to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of this Indenture, unless the context otherwise requires;

(d) references to any agreement, instrument, statute or regulation defined or referred to herein or in any instrument establishing the terms of any Securities (or executed in connection therewith) are references to such agreement, instrument, statute or regulation as from time to time amended, modified, supplemented or replaced, including (in the case of agreements or instruments) by waiver or consent and by succession of comparable successor agreements, instruments, statutes or regulations; and

(e) “or” is not exclusive.

Article II

FORMS OF SECURITIES

Section 2.01 Form Generally.

(a) The Securities of each series shall be substantially in the forms set forth in Exhibit A hereto or as shall be established pursuant to a Company Order, Officer’s Certificate or in one or more indentures supplemental hereto, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Securities may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by the officers executing such Securities as conclusively evidenced by their execution of such Securities.

(b) The terms and provisions of the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.

Section 2.02 Form of Registrar’s Certificate of Authentication.

(a) Only such of the Securities as shall bear thereon a certificate substantially in the form of the Registrar’s certificate of authentication hereinafter recited, executed by the Registrar by manual signature, shall be valid or become obligatory for any purpose or entitle the Holder thereof to any right or benefit under this Indenture.

(b) Each Security shall be dated the date of its authentication.

(c) The form of the Registrar’s certificate of authentication to be borne by the Securities shall be substantially as follows:

REGISTRAR’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:	[NAME OF REGISTRAR],
as Registrar

By:
Authorized Signatory

Article III

THE DEBT SECURITIES

Section 3.01 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued from time to time in one or more series. There shall be set forth in a Company Order, Officer’s Certificate or in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of the series (which shall distinguish the Securities of such series from the Securities of all other series, except to the extent that additional Securities of an existing series are being issued);

(b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.04, 3.06, 3.07, 4.06, or 13.05) and the percentage or percentages of principal amount at which the Securities of the series will be issued;

(c) the dates on which or periods during which the Securities of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the Securities of such series are or may be payable or the method by which such date or dates shall be determined or extended;

(d) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, and the Record Dates for the determination of Holders to whom interest is payable on such Interest Payment Dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(e) if other than CNY, the Foreign Currency in which Securities of the series shall be denominated or in which payment of the principal of, premium, if any, or interest on the Securities of the series shall be payable and any other terms applicable thereto;

(f) if the amount of payment of principal of, premium, if any, or interest on, the Securities of the series may be determined with reference to an index, formula or other method including, but not limited to, an index based on a Currency or Currencies other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(g) if the principal of, premium, if any, or interest on, Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a Currency other than that in which the Securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the Exchange Rate (in addition to or in lieu of the provision set forth in Section 3.11) between the Currency in which the Securities are denominated or payable without such election and the Currency in which the Securities are to be paid if such election is made;

(h) the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal of, premium, if any, and interest on Securities of the series shall be payable, and where Securities of any series may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made (each such place, the “Place of Payment”);

(i) the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

(j) the obligation or right, if any, of the Company to redeem, purchase or repay Securities of the series at the option of a Holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, the Currency or Currencies in which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such right or obligation;

(k) if other than denominations of CNY1,000,000 and multiples of CNY10,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(l) if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

(m) whether the Securities of the series are to be issued as Original Issue Discount Securities and the amount of discount or premium, if any, with which such Securities may be issued;

(n) provisions, if any, for the defeasance of Securities of the series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

(o) whether the Securities of the series are to be issued in whole or in part in the form of one or more Global Securities and, in such case, (i) the Depository for such Global Security or Securities, (ii) the form of legend in addition to or in lieu of that in Section 3.03(f) which shall be borne by such Global Security and (iii) the terms and conditions, if any, upon which interests in such Global Security or Securities may be exchanged in whole or in part for the individual Securities represented thereby;

(p) the date as of which any Global Security of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(q) the form of the Securities of the series;

(r) whether the Securities of the series are subject to subordination and the terms of such subordination;

(s) whether the Securities of the series shall be secured;

(t) the securities exchange(s) or automated quotation system(s) on which the Securities of the series will be listed or admitted to trading, as applicable, if any;

(u) any restriction or condition on the transferability of the Securities of the series;

(v) any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to the Securities of the series;

(w) any addition or change in the provisions related to supplemental indentures set forth in Sections 13.01, 13.02 and 13.04 which applies to the Securities of the series;

(x) provisions, if any, granting special rights to Holders upon the occurrence of specified events;

(y) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02 and any addition or change in the provisions set forth in Article VI which applies to Securities of the series;

(z) any addition to or change in the covenants set forth in Article V which applies to the Securities of the series; and

(aa) any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 13.01, but which may modify or delete any provision of this Indenture insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the United States or regulations thereunder or advisable (as determined by the Company) in connection with the marketing of Securities of the series.

All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided herein or set forth in a Company Order, Officer’s Certificate or in one or more indentures supplemental hereto.

Section 3.02 Denominations. In the absence of any specification pursuant to Section 3.01 with respect to Securities of any series, the Securities of such series shall be issuable only as Securities in denominations of CNY1,000,000 and multiples of CNY10,000 in excess thereof, and shall be payable only in CNY.

Section 3.03 Execution, Authentication, Delivery and Dating.

(a) The Securities shall be executed in the name and on behalf of the Company by an Officer. Such signatures may be the manual signature of the present or any future such Officer. If the Person whose signature is on a Security no longer holds that office at the time the Security is authenticated and delivered, the Security shall nevertheless be valid.

(b) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Registrar for authentication, together with a Company Order for the authentication and delivery of such Securities and, if required pursuant to Section 3.01, a supplemental indenture, Company Order or Officer’s Certificate setting forth the terms of the Securities of a series. The Registrar shall thereupon authenticate and deliver such Securities without any further action by the Company. The Company Order shall specify the principal amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

(c) In authenticating the first Securities of any series and accepting the additional responsibilities under this Indenture in relation to such Securities, the Registrar shall receive, and (subject to Section 10.02) shall be fully protected in relying upon, an Officer’s Certificate, prepared in accordance with Section 15.01 stating that the conditions precedent, if any, provided for in this Indenture have been complied with, and an Opinion of Counsel, prepared in accordance with Section 15.01 and substantially in the form set forth below:

(i) that the form or forms of such Securities have been established in accordance with Article II and Section 3.01 and in conformity with the other provisions of this Indenture;

(ii) that the terms of such Securities have been established in accordance with Section 3.01 and in conformity with the other provision of this Indenture;

(iii) that such Securities, when authenticated and delivered by the Registrar and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting the enforcement of creditors’ rights, (B) general equitable principles (whether considered in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing;

(iv) if applicable, that the supplemental indenture, setting forth the terms of such Securities, when executed and delivered by the Trustee in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting the enforcement of creditors’ rights, (B) general equitable principles (whether considered in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing; and

(v) that all conditions precedent, if any, provided for in this Indenture in respect of the authentication and delivery by the Company of such Securities have been complied with.

Notwithstanding the provisions of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate or Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such Officer’s Certificate or Opinion of Counsel is delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that nothing in this clause (c) is intended to derogate Trustee’s rights to receive an Officer’s Certificate and Opinion of Counsel under Section 15.01.

(d) The Registrar shall have the right to decline to authenticate and deliver the Securities under this Section 3.03 if the issue of the Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise.

(e) Each Security shall be dated the date of its authentication.

(f) If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Registrar shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Securities, (ii) shall be registered, if in registered form, in the name of the Depository for such Global Security or Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instruction and (iv) shall bear a legend substantially to the following effect:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF, THIS GLOBAL

SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the CMU Operator, as provided in this Indenture.

(g) Each Depository designated pursuant to Section 3.01 for a Global Security in registered form must, at the time of its designation an at all times while it serves as such Depository, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

(h) Members of, or participants in, the Depository (“Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Security Custodian under such Global Security, and the Depository may be treated by the Company, the Trustee, the CMU Lodging and Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the CMU Lodging and Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Members, the operation of customary practices of the Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Security.

(i) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Registrar by manual signature of an authorized signatory of the Registrar, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Registrar for cancellation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04 Temporary Securities.

(a) Pending the preparation of definitive Securities of any series, the Company may execute and, upon receipt of a Company Order, the Registrar shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such temporary

Securities may determine, as conclusively evidenced by their execution of such temporary Securities. Any such temporary Security may be in global form, representing all or a portion of the Outstanding Securities of such series. Every such temporary Security shall be executed by the Company and shall be authenticated and delivered by the Registrar upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.

(b) If temporary Securities of any series are issued, the Company shall cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of such temporary Securities at the office or agency maintained by the Company in a Place of Payment for such purposes provided in Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Registrar shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

(c) Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Securities represented thereby pursuant to this Section 3.04 or Section 3.06, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

Section 3.05 Registrar.

(a) The Company shall keep, at an office or agency to be maintained by it in a Place of Payment where Securities may be presented for registration or presented and surrendered for registration of transfer or of exchange, and where Securities of any series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable (the “Registrar”), a security register for the registration and the registration of transfer or of exchange of the Securities (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Register”), as in this Indenture provided, which Register shall be open for inspection by the Trustee during business hours on business days in the location of the Registrar. Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars; the term “Registrar” includes any co-registrar.

(b) The Company shall enter into an appropriate agency agreement with any Registrar or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar for any series, the Trustee shall act as such. The Company or any Affiliate thereof may act as Registrar, co-Registrar or Transfer Agent.

(c) The Company hereby initially appoints Citicorp International Limited at its Corporate Trust Office as Registrar in connection with the Securities and this Indenture, until such time as another Person is appointed as such in replacement of the Trustee as such. So long as the Trustee serves as Registrar, it will be entitled as Registrar to the same rights of compensation, reimbursement and indemnification under Section 10.01 and Section 10.02 as if it were Trustee. No Person shall at any time be appointed as or act as Registrar unless such Person is at such time empowered under applicable law to act as such Registrar.

Section 3.06 Transfer and Exchange.

(a) Generally.

(i) Upon surrender for registration of transfer of any Security of any series at the Registrar, the Company shall execute, and the Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations and of like tenor and aggregate principal amount. The transfer of any Security shall not be valid as against the Company or the Trustee unless registered at the Registrar at the request of the Holder, or at the request of his, her or its attorney duly authorized in writing.

(ii) Subject to this Section 3.06(a) and Section 3.06(b), at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Registrar shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(iii) No service charge shall be imposed by the Company, the Trustee or any Agent for any registration of transfer or exchange of Securities, but the Company, the Trustee or any Agent may require a Holder to pay a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

(iv) The provisions of clauses (A), (B), (C) and (D) below shall apply only to Global Securities:

(A) Each Global Security authenticated under this Indenture shall be registered in the name of the Depository designated for such Global Security or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(B) Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated in Section 3.01, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depository for such Global Security or a nominee thereof unless (A) such Depository (i) has notified the Company that it is unwilling or unable to continue as Depository for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and in each case, a successor depository is not appointed, or (B) there shall have occurred and be continuing a Default with respect to such Global Security and holders have required Certificated Securities.

(C) Subject to clause (B) above, and subject to such applicable provisions, if any, as may be specified as contemplated in Section 3.01, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depository for such Global Security shall direct.

(D) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depository for such Global Security or a nominee thereof.

(b) Certain Transfers and Exchanges. Transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 3.06(b) shall be made only in accordance with this Section 3.06(b).

(i) Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in Global Securities will be effected through the applicable Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Securities also will require compliance with either subparagraph (A) or (B) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(A) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the applicable legends provided thereon; provided, however, that transfers of beneficial interests in the Global Security issued pursuant to Regulation S under the Securities Act may not be made to a U.S. Person or for the account or benefit of a U.S. Person prior to the expiration of the 40-day “Distribution Compliance Period” under Regulation S or as otherwise provided in any legend. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.06(b)(i)(A).

(B) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.06(b)(i)(A) above, the transferor of such beneficial interest must deliver to the Transfer Agent both (i) a written order from a Participant or an Indirect Participant given to the applicable Depository in accordance with the Applicable Procedures directing the applicable Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged, and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

(C) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 3.06(a) above and the Registrar receives the following:

a. if the transferee will take delivery in the form of a beneficial interest in a Global Security offered and sold pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

b. if the transferee will take delivery in the form of a beneficial interest in a Global Security offered and sold pursuant to Regulation S under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(D) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 3.06(a) above and the Transfer Agent receives the following: (i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of

Exhibit C hereto, including the certifications in item (i)(a) thereof; or (ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the appropriate certifications in item (3) thereof; and, in each such case, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the applicable legends provided thereon are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 3.03 hereof, the Registrar shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (C) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(ii) Transfer or Exchange of Beneficial Interests for Certificated Securities. If any one of the events listed in Section 3.06(a) has occurred or the Company has elected to cause the issuance of certificated Securities, transfers or exchanges of beneficial interests in a Global Security for a certificated Security shall be effected, subject to the satisfaction of the conditions set forth in the applicable subclauses of this Section 3.06(b)(ii).

(A) Beneficial Interests in Restricted Global Securities to Restricted Certificated Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Certificated Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Certificated Security, then, upon receipt by the Transfer Agent of the following documentation:

a. if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Certificated Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

b. if such beneficial interest is being transferred to a qualified institutional buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

c. if such beneficial interest is being transferred in an offshore transaction in accordance with Regulation S under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

d. if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; and

e. if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof;

the Transfer Agent shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 3.06(c) hereof, and the Company shall execute and upon receipt of a Company Order the Registrar shall authenticate and deliver to the Person designated in the instructions a Certificated Security in the appropriate principal amount. Any Certificated Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 3.06(b)(ii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Registrar shall deliver such Certificated Securities to the Persons in whose names such Securities are so registered. Any Certificated Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 3.06(b)(ii) shall bear the appropriate legends and shall be subject to all restrictions on transfer contained therein.

(B) Beneficial Interests in Restricted Global Securities to Unrestricted Certificated Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Certificated Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Security only if:

a. if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

b. the Registrar receives the following:

1. if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Certificate Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

2. if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Security, a certificate from such holder in the form of Exhibit B hereto, including the appropriate certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (ii), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the appropriate legends are no longer required in order to maintain compliance with the Securities Act.

(C) Beneficial Interests in Unrestricted Global Securities to Unrestricted Certificated Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Certificated Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Security, then, upon satisfaction of the conditions set forth in Section 3.06(b)(i)(B) hereof, the Transfer Agent will cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 3.06(c) hereof, and the Company will execute and upon receipt of a Company Order the Registrar will authenticate and deliver to the Person designated in the instructions a Certificated Security in the appropriate principal amount. Any Certificated Security issued in exchange for a beneficial interest pursuant to this Section 3.06(b)(ii)(C) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the applicable Depository and the Participant or Indirect Participant. The Registrar will deliver such Certificated Securities to the Persons in whose names such Securities are so registered. Any Certificated Security issued in exchange for a beneficial interest pursuant to this Section 3.06(b)(ii)(C) will not bear a Restricted Security legend.

(iii) Transfer and Exchange of Certificated Securities for Beneficial Interests.

(A) Restricted Certificated Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Certificated Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Certificated Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global

Security, then, upon receipt by the Transfer Agent of the following documentation:

a. if the Holder of such Restricted Certificated Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

b. if such Restricted Certificated Security is being transferred to a qualified institutional buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

c. if such Restricted Certificated Security is being transferred in an offshore transaction in accordance with an exemption from registration under Regulation S under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; and

d. if such Restricted Certificated Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof;

the Transfer Agent or the CMU Lodging and Paying Agent will cancel the Restricted Certificated Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Security, in the case of clause (ii) above, the Global Security offered and sold pursuant to Rule 144A under the Securities Act, and in the case of clause (iii) above, the Global Security offered and sold pursuant to Regulation S under the Securities Act.

(B) Restricted Certificated Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Global Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Global Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

a. if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

b. the Registrar receives: (A) if the Holder of such Restricted Certificated Security proposes to exchange such Restricted Certificated Security for a beneficial interest in the

Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof, or (B) if the Holder of such Restricted Certificated Security proposes to transfer such Restricted Certificated Security to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the appropriate certifications in item (3) thereof, and, in each such case, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the applicable legends are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 3.06(b)(iii)(B), the Transfer Agent or the CMU Lodging and Paying Agent will cancel the Certificated Security and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(C) Unrestricted Certificated Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Certificated Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Certificated Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Transfer Agent will cancel the applicable Unrestricted Certificated Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Certificated Security to a beneficial interest is effected pursuant to subparagraphs (c) above at a time when an Unrestricted Global Security has not yet been issued, the Company will issue and, upon receipt of a Company Order, the Registrar will authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Certificated Securities so transferred.

(iv) Upon request by a Holder of Certificated Securities and such Holder’s compliance with the provisions of this Section 3.06(b)(iv), the Registrar will register the transfer or exchange of Certificated Securities. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Transfer Agent the Certificated Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Transfer Agent duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.06(b)(iv).

(A) Restricted Certificated Securities to Restricted Certificated Securities. Any Restricted Certificated Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Security if the Transfer Agent receives the following:

a. if the transfer will be made pursuant to Rule 144A under the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

b. if the transfer will be made pursuant to an offshore transaction in accordance with exemption from registration under Regulation S under the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

c. if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof.

(B) Restricted Certificated Securities to Unrestricted Certificated Securities. Any Restricted Certificated Security may be exchanged by the Holder thereof for an Unrestricted Certificated Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Security if the Transfer Agent receives: (i) if the Holder of such Restricted Certificated Security proposes to exchange such Security for an Unrestricted Certificated Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (ii) if the Holder of such Restricted Certificated Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Security, a certificate from such Holder in the form of Exhibit B hereto, including the appropriate certifications in item (3) thereof; and, in each such case, if the Transfer Agent so requests, an Opinion of Counsel in form reasonably acceptable to the Transfer Agent to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the appropriate legends are no longer required in order to maintain compliance with the Securities Act.

(C) Unrestricted Certificated Securities to Unrestricted Certificated Securities. A Holder of Unrestricted Certificated Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Certificated Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Certificated Securities pursuant to the instructions from the Holder thereof.

(c) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Certificated Securities or a particular Certificated Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security will be returned to or retained and canceled by the CMU Lodging and Paying Agent in accordance with Section 3.09 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Certificated Securities, the principal amount of Securities represented by such Global Security will be reduced accordingly and an endorsement will be made on such Global Security by the Transfer Agent or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Transfer Agent or by the Depository at the direction of the Trustee to reflect such increase.

(d) The Trustee, the Registrar and the Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any Security (including any transfers between or among Participants or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.07 Mutilated, Destroyed, Lost and Stolen Securities

(a) If (i) any mutilated Security is surrendered to the Registrar at its specified office or (ii) the Company has received evidence to its satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee security or indemnity satisfactory to them to save each of them and any CMU Lodging and Paying Agent harmless, and the Company has not received notice that such Security has been acquired by a protected purchaser, then the Company shall execute and upon Company Order the Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series and of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding, and neither gain nor loss in interest shall result from such exchange or substitution.

(b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amount due on such Security in accordance with its terms.

(c) Upon the issuance of any new Security under this Section 3.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

(d) Every new Security of any series issued pursuant to this Section 3.07 shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

(e) The provisions of this Section 3.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.08 Payment of Interest; Interest Rights Preserved.

(a) Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest notwithstanding the cancellation of such Security upon any transfer or exchange subsequent to the Record Date. Payment of interest on Securities shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 3.01) or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

(b) Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly and in any event not less than 10 calendar days prior to such Special Record Date, notify the Trustee and the Holders of such Special Record Date and shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii) The Company may make payment of any Defaulted Interest on Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed or of any automated quotation system on which any such Securities may be quoted, and upon such notice as may be required by such exchange or quotation system, as applicable, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c) Subject to the foregoing provisions in this Section 3.08, each Security delivered under this Indenture in exchange or substitution for, or upon registration of transfer of, any other Security shall carry all the rights to interest accrued and unpaid, if any, and to accrue, which were carried by such other Security.

Section 3.09 Cancellation. Unless otherwise specified pursuant to Section 3.01 for Securities of any series, all Securities surrendered for payment, redemption, registration of transfer or exchange or otherwise shall, if surrendered to any Person other than the Registrar, be delivered to the Registrar for cancellation and shall be promptly cancelled by it and, if surrendered to the Registrar, shall be promptly cancelled by it. The Company may at any time deliver to the Registrar for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Registrar for cancellation any Securities previously authenticated hereunder that the Company has not issued or sold, and all Securities so delivered shall be promptly cancelled by the Registrar. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. The Registrar shall dispose of all cancelled Securities held by it in accordance with its then customary procedures, unless otherwise directed by a Company Order, and deliver a certificate of such disposal to the Company upon its request therefor. The acquisition of any Securities by the Company shall not operate as a redemption or satisfaction of the Indebtedness represented thereby unless and until such Securities are surrendered to the Registrar for cancellation.

Section 3.10 Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 365-day year.

Section 3.11 Currency of Payments in Respect of Securities.

(a) The Company may provide pursuant to Section 3.01 for Securities of any series that (i) the obligation, if any, of the Company to pay the principal of, premium, if any, and interest on, the Securities of any series in a Foreign Currency or CNY (the “Designated Currency”) as may be specified pursuant to Section 3.01 is of the essence and agrees that, to the fullest extent possible under applicable law, judgments in respect of such Securities shall be given in the Designated Currency; (ii) the obligation of the Company to make payments in the Designated Currency of the principal of, premium, if any, and interest on such Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on the business day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment; (iii) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts as may be necessary to compensate for such shortfall; and (iv) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect. Notwithstanding the foregoing, unless otherwise specified pursuant to Section 3.01 for Securities of any series, payment of the principal of, premium, if any, and interest on, Securities of such series shall be made in CNY.

(b) If the principal of, premium, if any, or interest on any Security is payable in a Foreign Currency and such Currency is not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company shall be entitled to satisfy its obligations to Holders of the Securities by making such payment in CNY in an amount equivalent of the amount payable in such other Currency at the Exchange Rate as determined pursuant to clause (d) below. Notwithstanding any provisions to the contrary herein, any payment made under such circumstances in CNY where the required payment is in a Currency other than CNY shall not constitute an Event of Default under this Indenture.

(c) For purposes of any provision of this Indenture where the Holders of Outstanding Securities may perform an action that requires that a specified percentage of the Outstanding Securities of all series perform such action and for purposes of any determination by the Trustee of amounts due and unpaid for the principal of, premium, if any, and interest on, the Securities of all series in respect of which moneys are to be disbursed ratably, the principal of, premium, if any, and interest on, the Outstanding Securities denominated in a Foreign Currency shall be the amount in CNY based upon the Exchange Rate as determined pursuant to clause (d) below (or as specified pursuant to Section 3.01, if applicable) for Securities of such series, as of the date for determining whether the Holders entitled to perform such action have performed it or as of the date of such determination by the Trustee, as the case may be.

(d) Any decision or determination to be made regarding the Exchange Rate shall be made by the Company or an agent appointed by the Company (the Company, in such capacity, or such agent, the “Currency Determination Agent”); provided that such agent shall accept such appointment in writing and the terms of such appointment shall, in the opinion of the Company at the time of such appointment, require such agent to make such determination by a method consistent with the method provided pursuant to Section 3.01 for the making of such decision or determination. Unless otherwise specified pursuant to Section 3.01, “Exchange Rate” shall mean, for any Currency, the noon buying rate in New York City for cable transfers for such Currency as the applicable Exchange Rate, as such rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available rate. All decisions and determinations of such agent regarding the Exchange Rate shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee and all Holders of the Securities.

Section 3.12 CMU Instrument Number. The Company in issuing any Securities may use CMU Instrument Number, ISIN or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange, as a convenience to Holders, with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee and the Agents of any change in the CMU Instrument Number, ISIN or other similar numbers.

Article IV

REDEMPTION OF SECURITIES

Section 4.01 Applicability of Right of Redemption. Redemption of Securities permitted by the terms of any series of Securities shall be made (except as otherwise specified pursuant to Section 3.01 for Securities of any series) in accordance with this Article IV; provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article IV, the terms of such series shall govern.

Section 4.02 Selection of Securities to be Redeemed.

(a) If the Company shall at any time elect to redeem all or any portion of the Securities of a series then Outstanding, it shall at least 15 calendar days (or such shorter period acceptable to the Trustee) prior to the date the notice of redemption is to be mailed, notify the Trustee and the CMU Lodging and Paying Agent of such Redemption Date and of the principal amount of Securities to be redeemed. If less than all of the Securities in any series are to be redeemed, the Securities for redemption will be selected, (i) if the Securities are held through CMU, on a pro rata pass-through distribution of principal basis; or (ii) if the Securities are not held through CMU, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate, unless otherwise required by law; provided that, in each case, the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. In any case where more than one Security of such series is registered in the same name, the Trustee may treat the aggregate principal amount so registered as if it were represented by one Security of such series.

(b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

Section 4.03 Notice of Redemption.

(a) Notice of redemption shall be given by the Company or, at the Company’s request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), by the Trustee in the name and at the expense of the Company, not less than 30 calendar days nor more than 60 calendar days prior to the Redemption Date, to the Holders of Securities, the Trustee and the CMU Lodging and Paying Agent of any series to be redeemed in whole or in part pursuant to this Article IV, in the manner provided in Section 15.04; provided that the Trustee and the CMU Lodging and Paying Agent be provided with the draft notice at least 15 days (or such shorter period acceptable to the Trustee and the CMU Lodging and Paying Agent) prior to sending such notice of redemption. Any notice given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Security of such series.

(b) All notices of redemption shall identify the Securities to be redeemed (including CMU Instrument Number, ISIN or other similar numbers, if available) and shall state:

(i) such election by the Company to redeem Securities of such series pursuant to provisions contained in this Indenture or the terms of the Securities of such series in a Company Order, Officer’s Certificate or a supplemental indenture establishing such series, if such be the case;

(ii) the Redemption Date;

(iii) the Redemption Price (or the manner in which the Redemption Price will be calculated);

(iv) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the Securities of such series to be redeemed;

(v) that on the Redemption Date the Redemption Price shall become due and payable upon each such Security to be redeemed, and that, if applicable, interest thereon shall cease to accrue on and after said date; and

(vi) (if the Securities are in certificated form) the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price.

Neither the Trustee nor any Agent shall be responsible for calculating or verifying the calculations of any amount payable under any notice of redemption (including any make-whole amount) and none of them shall be liable to the Holders, the Company or any other person for not doing so.

Section 4.04 Deposit of Redemption Price. On or prior to 10:00 a.m., Hong Kong time, on each Redemption Date for any Securities, the Company shall deposit with the Trustee or with a CMU Lodging and Paying Agent (or, if the Company is acting as its own CMU Lodging and Paying Agent, segregate and hold in trust as provided in Section 5.03) an amount of money in the Currency in which such Securities are denominated (except as provided pursuant to Section 3.01) sufficient to pay the Redemption Price of and accrued interest on such Securities or any portions thereof that are to be redeemed on that date. The CMU Lodging and Paying Agent shall not be bound to make any payment until it has received in immediately available and cleared funds the full amount due to be paid to it pursuant to this Section 4.04.

Section 4.05 Securities Payable on Redemption Date. If notice of redemption has been given as above provided, any Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company shall Default in the payment of the Redemption Price) such Securities shall cease to bear interest, and, except as provided in Section 11.07, such Securities shall cease from and after the Redemption Date to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof and unpaid interest to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Trustee or CMU Lodging and Paying Agent with the moneys deposited in accordance with Section 4.04 above at the Redemption Price (unless the Company shall Default in the payment of the Redemption Price); provided, however, that (unless otherwise provided pursuant to Section 3.01) installments of interest that have a Stated Maturity on or prior to the Redemption Date for such Securities shall be payable according to the terms of such Securities and the provisions of Section 3.08.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof shall, until paid or duly provided for, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 4.06 Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Company as is specified pursuant to Section 3.01 with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by the Holder thereof or his, her or its attorney duly authorized in writing, and the Company shall execute, and the Registrar shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided that if a Global Security is so surrendered, if required by the applicable Depository, the Company shall execute, and the Registrar shall authenticate and deliver to the Depository for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

Section 4.07 Tax Redemption.

(a) Each series of Securities may be redeemed at any time, at the option of the Company, in whole but not in part, upon notice as described below, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date, if (i) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (or, in the case of Additional Amounts payable by a successor Person to the Company, the applicable Successor Jurisdiction), or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date (or, in the case of Additional Amounts payable by a successor Person to the Company, the date on which such successor Person to the Company became such pursuant to this Indenture) (a “Tax Change”), the Company or any such successor Person to the Company is, or would be, obligated to pay Additional Amounts upon the next payment of principal, premium, if any, or interest in respect of such Securities and (ii) such obligation cannot be avoided by the Company or any such successor Person to the Company taking reasonable measures available to it, provided that changing the jurisdiction of organization or tax residency of the Company or such successor Person to Company is not a reasonable measure for purposes of this Section 4.07(a).

(b) Prior to the giving of any notice of redemption of the Securities pursuant to Section 4.07(a), the Company or any such successor Person to the Company shall deliver to the Trustee (i) a notice of such redemption election and (ii) an opinion of an Independent Legal Counsel or an opinion of an Independent Tax Consultant to the effect that the Company or any such successor Person to the Company is, or would become, obligated to pay such Additional Amounts as the result of a Tax Change. The Trustee shall be entitled to accept and conclusively rely on (without liability) any such opinion provided to it, shall be entitled to proceed with the redemption pursuant to Section 4.07(a) solely in reliance on any such opinion and shall not be required to review or monitor compliance with the provisions hereof nor liable to any Person for accepting any opinion provided to it hereunder. The Company or any such successor Person to the Company will not be required to deliver to the Trustee an Officer’s Certificate prior to any notice of redemption of the Securities pursuant to Section 4.07(a).

(c) Notice of such a redemption of the Securities shall be given to the Holders of such Securities, the Trustee and the CMU Lodging and Paying Agent not less than 30 days nor more than 60 days prior to the Redemption Date. Notice having been given, the Securities shall become due and payable on the Redemption Date and will be paid at the Redemption Price, together with accrued and unpaid interest to, but not including, the Redemption Date, at the place or places of payment and in the manner specified in the Securities or this Indenture. From and after the Redemption Date, if moneys for the redemption of the Securities shall have been made available as provided in this Indenture for redemption on the Redemption Date, the Securities shall cease to bear interest, and the only right of the Holders of the Securities shall be to receive payment of the Redemption Price and accrued and unpaid interest to, but not including, the Redemption Date.

Section 4.08 Open Market Purchase. The Company or any of its Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the Securities in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of this Indenture. The Securities so purchased, while held by or on behalf of the Company or any of its Controlled Entities, shall not be deemed to be outstanding for the purposes of determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder. The Securities that the Company or its affiliates purchase may, in the discretion of the Company, be held, resold or cancelled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

Article V

PARTICULAR COVENANTS OF THE COMPANY

The Company hereby covenants and agrees as follows:

Section 5.01 Payments of Principal, Premium and Interest. The Company, for the benefit of each series of Securities, shall duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on, each series of Securities, at the dates and place and in the manner provided in the Securities and in this Indenture.

Section 5.02 Maintenance of Office or Agency; CMU Lodging and Paying Agent.

(a) The Company shall maintain in each Place of Payment for any series of Securities, if any, an office or agency where Securities may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby initially appoints Citicorp International Limited as CMU Lodging and Paying Agent to receive all presentations, surrenders, notices and demands. So long as the Trustee serves as CMU Lodging and Paying Agent, it will be entitled as CMU Lodging and Paying Agent to the same rights of compensation, reimbursement and indemnification under Section 10.01 and Section 10.02 as if it were Trustee.

(b) The Company may also from time to time designate different or additional offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company shall give prompt written notice to the Trustee of any such additional designation or rescission of designation and of any change in the location of any such different or additional office or agency. The Company shall enter into an appropriate agency agreement with any CMU Lodging and Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. The Company or any Affiliate thereof may act as CMU Lodging and Paying Agent and shall inform the Trustee of the same.

(c) With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 3.01, the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depository for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

Section 5.03 To Hold Payment in Trust.

(a) If the Company or an Affiliate thereof shall at any time act as CMU Lodging and Paying Agent with respect to any series of Securities, then, on or before the date on which the principal of, premium, if any, or interest on any of the Securities of that series by their terms or as a result of the calling thereof for redemption shall become payable, the Company or such Affiliate shall segregate and hold in trust for the benefit of the Holders of such Securities or the Trustee a sum sufficient to pay such principal, premium, if any, or interest, which shall have so become payable until such sums shall be paid to such Holders or otherwise disposed of as herein provided, and shall notify the Trustee of its action or failure to act in that regard.

(b) If the Company shall appoint, and at the time have, a CMU Lodging and Paying Agent for the payment of the principal of, premium, if any, or interest on any series of Securities, then prior to 10:00 a.m., Hong Kong time, on the date on which the principal of, premium, if any, or interest on any of the Securities of that series shall become payable as above provided, whether by their terms or as a result of the calling thereof for redemption, the Company shall deposit with such CMU Lodging and Paying Agent a sum sufficient to pay such principal, premium, if any, or interest, such sum to be held in trust for the benefit of the Holders of such Securities, and (unless such CMU Lodging and Paying Agent is the Trustee), the Company or any other obligor of such Securities shall promptly notify the Trustee of its payment or failure to make such payment. The CMU Lodging and Paying Agent shall not be bound to make any payment until it has received in immediately available and cleared funds the full amount due to be paid to it pursuant to this Section 5.03(b).

(c) The Company shall cause all Agents to execute and deliver an instrument in which the CMU Lodging and Paying Agent shall agree among other things, as follows:

(i) it shall hold all moneys held by it for the payment of the principal of, premium, if any, or interest on the Securities of that series in trust for the benefit of the Holders of such Securities until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(ii) it shall give to the Trustee notice of any Default by the Company or any other obligor upon the Securities of that series in the making of any payment of the principal of, premium, if any, or interest on the Securities of that series; and

(iii) it shall at any time during the continuance of any such Default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such CMU Lodging and Paying Agent.

(d) Anything in this Section 5.03 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release, satisfaction or discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or by any CMU Lodging and Paying Agent other than the Trustee as required by this Section 5.03, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such CMU Lodging and Paying Agent and, upon such payment by a CMU Lodging and Paying Agent to the Trustee, such CMU Lodging and Paying Agent shall be released from all further liability with respect to such moneys.

(e) Any money deposited with the Trustee or any CMU Lodging and Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security of any series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon Company Order and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment of such amounts without interest thereon, and all liability of the Trustee or such CMU Lodging and Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such CMU Lodging and Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in Hong Kong, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 5.04 Merger, Consolidation and Sale of Assets. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities:

(a) The Company shall not consolidate with or merge into any other Person in a transaction in which the Company is not the surviving entity, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person, unless

(i) any Person formed by such consolidation or into or with which the Company is merged or to whom the Company has conveyed, transferred or leased its properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the British Virgin Islands, the Cayman Islands, Bermuda, the PRC or Hong Kong and such Person expressly assumes by an indenture supplemental to this Indenture all the obligations of the Company under this Indenture and the Securities, including the obligation to pay Additional Amounts with respect to any jurisdiction in which it is organized or resident for tax purposes;

(ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii) the Company has delivered to the Trustee an Officer’s Certificate and an opinion of Independent Legal Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

(b) Upon any consolidation with or merger into any other entity, or any sale other than for cash, or any conveyance or lease, of all or substantially all of the assets of the Company in accordance with this Section 5.04, the successor entity formed by such consolidation or into or with which the Company is merged or to which the Company is sold or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor entity had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Company shall be relieved of all obligations and covenants under this Indenture and the Securities, and from time to time such successor entity may exercise each and every right and power of the Company under this Indenture, in the name of the Company, or in its own name; and any act or proceeding by any provision of this Indenture required or permitted to be done by the Board of Directors or any officer of the Company may be done with like force and effect by the like board of directors or officer of any entity that shall at the time be the successor of the Company hereunder. In the event of any such sale or conveyance, but not any such lease, the Company (or any successor entity which shall theretofore have become such in the manner described in this Section 5.04) shall be discharged from all obligations and covenants under this Indenture and the Securities and may thereupon be dissolved and liquidated.

Section 5.05 Limitations on Liens.

(a) Subject to the exceptions set forth in Section 5.05(b) below, the Company will not create or have outstanding, and the Company will ensure that none of its Principal Controlled Entities will create or have outstanding, any Lien upon the whole or any part of their respective present or future assets securing any Relevant Indebtedness, or create or have outstanding any guarantee or indemnity in respect of any Relevant Indebtedness either of the Company or of any Principal Controlled Entity, without (x) at the same time or prior thereto securing or guaranteeing the Securities of any applicable series, as applicable, equally and ratably therewith or (y) providing such other security or guarantees for the Securities of the applicable series as shall be approved by an act of the Holders of such series of Securities holding at least a majority of the principal amount of such series of Securities then Outstanding.

(b) The restriction set forth in Section 5.05(a) above will not apply to:

(i) any Lien, guarantee or indemnity arising or already arisen automatically by operation of law which is timely discharged or disputed in good faith by appropriate proceedings;

(ii) any Lien, guarantee or indemnity in respect of the obligations of any Person which becomes a Principal Controlled Entity or which merges with or into the Company or a Principal Controlled Entity after the date hereof which is in existence at the date on which it becomes a Principal Controlled Entity or merges with or into the Company or a Principal Controlled Entity;

(iii) any Lien, guarantee or indemnity created or outstanding in favor of the Company or any Lien, guarantee or indemnity created by any of its Controlled Entities in favor of any of its other Controlled Entities;

(iv) any Lien, guarantee or indemnity in respect of Relevant Indebtedness of the Company or any Principal Controlled Entity with respect to which the Company or such Principal Controlled Entity has paid money or deposited money or securities with a CMU Lodging and Paying Agent, trustee or Depository to pay or discharge in full the obligations of the Company or such Principal Controlled Entity in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full);

(v) any Lien, guarantee or indemnity created in connection with Relevant Indebtedness of the Company or any Principal Controlled Entity denominated in Chinese Renminbi and initially offered, marketed or issued primarily to Persons resident in the PRC;

(vi) any Lien, guarantee or indemnity created in connection with an acquisition of assets or a project financed with, or created to secure, Non-recourse Obligations; or

(vii) any Lien, guarantee or indemnity arising out of the refinancing, extension, renewal or refunding of any Relevant Indebtedness secured by any Lien or guaranteed by any guarantee or indemnity permitted by the foregoing clause (ii), (v) or (vi) or this clause (vii) of this Section 5.05(b); provided that such Relevant Indebtedness is not increased beyond the principal amount thereof (together with the costs of such refinancing, extension, renewal or refunding, including any accrued interest and prepayment premiums or consent fees) and is not secured by any additional property or assets.

Section 5.06 Repurchase Upon Triggering Event. The following shall apply with respect to the Securities so long as any of the Securities remain outstanding:

(a) If a Triggering Event occurs, unless the Company has exercised its right to redeem all of the Securities of a particular series pursuant to Section 3.01 or Section 4.07 hereof, the Company shall make an offer to repurchase all or, at the Holder’s option, any part (equal to CNY1,000,000 or multiples of CNY10,000 in excess thereof) (or such other denominations in which such Securities are issuable) of each Holder’s Securities pursuant to the offer described below (the “Triggering Event Offer”), at a purchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest on the Securities repurchased to, but not including, the date of purchase (the “Triggering Event Payment”) (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Within 30 days following any Triggering Event, unless the Company has exercised its right to redeem all of the Outstanding Securities pursuant to Section 3.01 or Section 4.07 hereof, the Company will send a notice of such Triggering Event Offer to each Holder or otherwise give notice in accordance with the Applicable Procedures, with a copy to the Trustee, stating:

(i) that a Triggering Event Offer is being made pursuant to this Section 5.06, including a description of the transaction or transactions that constitute the Triggering Event, and that all Securities properly tendered pursuant to such Triggering Event Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the aggregate principal amount of such Securities plus accrued and unpaid interest on such Securities to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date);

(ii) the purchase date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent) (the “Triggering Event Payment Date”); and

(iii) that the Securities of any series must be tendered in amounts of CNY1,000,000 or multiples of CNY10,000 in excess thereof (or such other denominations in which such Securities are issuable), and any Security not properly tendered will remain outstanding and continue to accrue interest;

(iv) that, unless the Company defaults in the payment of the Triggering Event Payment, any Security accepted for payment pursuant to the Triggering Event Offer will cease to accrue interest on and after the Triggering Event Payment Date;

(v) that Holders electing to have any Securities purchased pursuant to a Triggering Event Offer will be required to surrender such Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Securities completed, to the CMU Lodging and Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Triggering Event Payment Date;

(vi) that Holders shall be entitled to withdraw their tendered Securities and their election to require the Company to purchase such Securities; provided that the CMU Lodging and Paying Agent receives at the address specified in the notice, not later than the close of business on the 30th day following the date of the Triggering Event notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Securities, the principal amount of Securities tendered for purchase, and a statement that such Holder is withdrawing its tendered Securities and its election to have such Securities purchased;

(vii) that if a Holder is tendering less than all of its Securities, such Holder will be issued new Securities in principal amount to the unpurchased portion of the Securities surrendered (the unpurchased portion of the Securities must be equal to CNY1,000,000 or an integral multiple of CNY10,000 in excess thereof) (or such other denominations in which such Securities are issuable); and

(viii) the other instructions, as determined by the Company consistent with this Section 5.06, that a Holder must follow.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is sent in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Securities as to all other Holders that properly received such notice without defect.

(b) On the Triggering Event Payment Date, the Company will, to the extent lawful:

(i) accept for payment all Securities or portions of Securities (of CNY1,000,000 or integral multiples of CNY10,000 in excess thereof) (or such other denominations in which such Securities are issuable)properly tendered pursuant to the Triggering Event Offer;

(ii) deposit with a tender agent appointed by the Company (a “Tender Agent”), one Business Day prior to the Triggering Event Payment Date, an amount of cash in CNY equal to the Triggering Event Payment in respect of all Securities or portions of Securities properly tendered at least three Business Days prior to the Triggering Event Payment Date; and

(iii) deliver or cause to be delivered to the Registrar for cancellation the Securities properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company in accordance with the terms of this Section 5.06.

(c) The Tender Agent shall promptly send, to each Holder who properly tendered Securities, the purchase price for such Securities properly tendered, and upon the Company’s written request, the Registrar shall promptly authenticate and send (or cause to be transferred by book-entry) to each such Holder a new Security in principal amount equal to any unpurchased portion of the Securities surrendered, if any; provided that each new Security will be in a principal amount of CNY1,000,000 or a multiple of CNY10,000 in excess thereof (or such other denominations in which such Securities are issuable).

(d) If the Triggering Event Payment Date is on or after the relevant Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Triggering Event Payment Date shall be paid on such Interest Payment Date to the Person in whose name a Security is registered at the close of business on such Record Date.

(e) The Company will not be required to make a Triggering Event Offer upon a Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Company will be required to make a

Triggering Event Offer treating the date of such termination or default as though it were the date of the Triggering Event.

(f) The Company shall comply with the requirements of Rule 14e−1 under the Exchange Act, to the extent applicable, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Triggering Event Offer provisions of the Securities, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Triggering Event Offer provisions of the Securities by virtue of any such conflict.

Section 5.07 Additional Amounts.

(a) All payments of principal, premium, if any, and interest made by the Company in respect of any Security shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) imposed or levied by, or any Authority within, the Cayman Islands or the PRC (in each case, including any political subdivision or any authority therein or thereof having power to tax) (each, a “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law. If the Company is required to make such withholding or deduction, the Company shall pay such additional amounts (“Additional Amounts”) as will result in receipt by each Holder of Securities of such amounts as would have been received by such Holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

(i) in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the Holder or beneficial owner of the Securities and the Relevant Jurisdiction other than merely holding the Securities or receiving principal, premium, if any, or interest in respect thereof (including such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

(ii) in respect of any Security presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the “relevant date” in relation to any Security means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

(iii) in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the Holder or beneficial owner of a Security to comply with a timely request by the Company addressed to the Holder or beneficial owner to provide certification or information concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder;

(iv) in respect of any Taxes imposed as a result of a Security being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such Security could not have been presented for payment elsewhere;

(v) in respect of any estate, inheritance, gift, sale, use, value added, excise, transfer, personal property, wealth, interest equalization or similar Taxes (other than any value added Taxes imposed by the PRC or any political subdivision thereof if the Company were to be deemed a PRC tax resident);

(vi) to any Holder of a Security that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required by the laws of the Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof;

(vii) with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the Code and U.S. Treasury Regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto;

(viii) in respect of any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any Security; or

(ix) in respect of any combination of Taxes referred to in the preceding clauses (i) through (viii) above.

(b) In the event that any withholding or deduction for or on account of any Taxes is required and Additional Amounts are payable with respect thereto, at least 30 days prior to each date of payment of principal of, premium, if any, or interest on the Securities (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company will notify in writing the Trustee and the CMU Lodging and Paying Agent and furnish the below mentioned Officer’s Certificate promptly thereafter and in any event within ten Business Days after the obligation to pay Additional Amounts has arisen), the Company shall furnish to the Trustee and the CMU Lodging and Paying Agent, if other than the Trustee, an Officer’s Certificate specifying the amount required to be withheld or deducted on such payments to Holders, certifying that the Company shall pay such amounts required to be withheld to the appropriate governmental authority and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each Holder, and that the Company will pay to the Trustee or such CMU Lodging and Paying Agent the Additional Amounts required to be paid; provided that no such Officer’s Certificate will be required prior to any date of payment of principal of, premium, if any, or interest on such Securities if there has been no change with respect to the matters set forth in a prior Officer’s Certificate. The Trustee and each CMU Lodging and Paying Agent will be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. Further, the Trustee and each CMU Lodging and Paying Agent may conclusively rely (without liability) on the fact that any Officer’s Certificate contemplated by this Section 5.07(b) has not been furnished as evidence of the fact that no Additional Amounts are payable with respect to any withholding or deduction for or on account of any Taxes.

(c) Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, or interest in respect of any Security, such mention shall be deemed to include the payment of Additional Amounts provided for in this Indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture.

(d) Sections 5.07(a), (b) and (c) shall apply in the same manner with respect to the jurisdiction in which any successor Person to the Company is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a “Successor Jurisdiction”), substituting such Successor Jurisdiction for the Relevant Jurisdiction.

(e) The obligation of the Company to make payments of Additional Amounts under this Section 5.07 shall survive any termination, defeasance or discharge of this Indenture and the repayment of the Securities.

Section 5.08 Payment for Consent. The Company will not, and will not permit any of its Controlled Entities to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or any series of the Securities unless such consideration is offered to be paid and is paid to all Holders of such series of Securities as may be affected thereby that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Section 5.09 [Reserved].

Section 5.10 Compliance Certificate. The Company shall furnish to the Trustee, (a) annually, within 120 days after the end of each fiscal year of the Company and, (b) upon written request by the Trustee, within 14 days of such request, a brief compliance certificate (in the form attached as Exhibit D hereto) from the principal executive officer, principal financial officer, principal accounting officer or treasurer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture), specifying if any Default or Event of Default has occurred and, in the event that any Default or Event of Default has occurred, specifying each such Default or Event of Default and the nature and status thereof of which such person may have knowledge.

Section 5.11 Conditional Waiver by Holders of Securities. Except as otherwise specified or contemplated by Section 3.01 for Securities of such series, anything in this Indenture to the contrary notwithstanding, the Company may fail or omit in any particular instance to comply with any covenant or condition set forth herein with respect to any series of Securities if the Company shall have obtained and filed with the Trustee, prior to the time of such failure or omission, evidence (as provided in Article VII) of the consent of the Holders of a majority in aggregate principal amount (or such other number of Holders as may be required by Section 13.02) of the Securities of such series affected by such waiver and at the time Outstanding, either waiving such compliance in such instance or generally waiving compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, or impair any right consequent thereon and, until such waiver shall have become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 5.12 Statement by Officers as to Default. The Company shall deliver to the Trustee promptly and in any event within 30 calendar days after the Company becomes aware of the occurrence of any Default or Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute a Default or an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

Article VI

REMEDIES OF TRUSTEE AND SECURITYHOLDERS

Section 6.01 Events of Default. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to Securities of any series shall mean one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated in Section 3.01:

(a) the Company fails to pay principal or premium, if any, in respect of a Security of such series by the due date for such payment (whether at Stated Maturity or upon repurchase, acceleration, redemption or otherwise);

(b) the Company fails to pay interest on a Security of such series within 30 days after the due date for such payment;

(c) the Company defaults in the performance of or breaches its obligations under Section 5.04;

(d) the Company, subject to the provisions of Section 5.11, defaults in the performance of or breaches any covenant or agreement in this Indenture or under the Securities of such series (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities of such series then Outstanding;

(e) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Principal Controlled Entity of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Company or any Principal Controlled Entity of the Company bankrupt or insolvent, or approving as final and nonappealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company or any Principal Controlled Entity of the Company under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or any Principal Controlled Entity of the Company or of any substantial part of its or their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive calendar days;

(f) the commencement by the Company or any Principal Controlled Entity of the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any Principal Controlled Entity to the entry of a decree or order for relief in respect of the Company or any Principal Controlled Entitiy of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Principal Controlled Entity, or the filing by the Company or any Principal Controlled Entity of a petition or answer or consent seeking reorganization or relief with respect to the Company or any Principal Controlled Entity of the Company under any applicable bankruptcy, insolvency or other similar law, or the consent by the Company or any Principal Controlled Entity to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or any Principal Controlled Entity of the Company or of any substantial part of its or their respective property pursuant to any such law, or the making by the Company or any Principal Controlled Entity of the Company of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by the Company or any Principal Controlled Entity of the Company in writing of the inability of the Company to pay its debts generally as they become due, or the taking of corporate action by the Company or any Principal Controlled Entity of the Company that resolves to commence any such action;

(g) the Securities of such series or this Indenture is or becomes or is claimed by the Company to be unenforceable, invalid or ceases to be in full force and effect otherwise than is permitted by this Indenture; or

(h) the occurrence of any other Event of Default with respect to Securities of such series as provided in Section 3.01;

provided, however, that a Default under Section 6.01(d) above will not constitute an Event of Default until the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities of such series then Outstanding provide written notice to the Company of the Default and the Company does not cure such Default within the time specified in Section 6.01(d) above after receipt of such written notice. In the case of such written notice given to the Company by the Holders, the Company will provide a copy of such written notice to the Trustee.

Section 6.02 Acceleration; Rescission and Annulment.

(a) Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, if any one or more of the above-described Events of Default (other than an Event of Default specified in Section 6.01(e) or 6.01(f)) shall occur and continuing with respect to Securities any series at the time Outstanding, then, and in each and every such case, during the continuance of any such Event of Default, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding may, and the Trustee upon written directions of holders of at least 25% in aggregate principal amount of the Securities of such Series outstanding shall (subject to it being indemnified secured and/or pre-funded to its satisfaction), declare the unpaid principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the unpaid principal amount as may be specified in the terms of that series) of and any accrued but unpaid interest (and any Additional Amounts payable in respect thereof) on all the Securities of such series then Outstanding to be due and payable by a notice in writing to the Company (and to the Trustee if given by Holders), and such unpaid principal amount accrued and any accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.01(e) or 6.01(f) occurs and is continuing, then in every such case, the unpaid principal amount of all of the Securities of that series then Outstanding and all accrued and unpaid interest, if any, thereon shall automatically, and without any declaration or any other action on the part of the Trustee or any Holder, become due and payable immediately. Upon payment of such amounts in the Currency in which such Securities are denominated (subject to Section 3.11 and except as otherwise provided pursuant to Section 3.01), all obligations of the Company in respect of the payment of principal of and interest on the Securities of such series shall terminate.

(b) At any time after such a declaration of acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of at least a majority in aggregate principal amount of the Securities of such series at the time Outstanding may, subject to Sections 6.06 and 13.02, waive all past Defaults and rescind and annul such acceleration if:

(i) the rescission of the acceleration with respect to the Securities of such series would not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii) all Events of Default with respect to the Securities of such series, other than the non-payment of principal, premium, if any, or interest on the Securities of such series that became due solely because of such acceleration, have been cured or waived as provided in Section 6.06.

(c) No rescission as provided in this Section 6.02 shall affect any subsequent default or impair any right consequent thereon.

(d) For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 6.03 Other Remedies. If the Company shall fail for a period of 30 calendar days to pay any installment of interest on the Securities of any series or shall fail to pay the principal of and premium, if any, on any of the Securities of such series when and as the same shall become due and payable, whether at Maturity, or by call for redemption, by declaration as authorized by this Indenture, or otherwise, then the Company shall pay to the CMU Lodging and Paying Agent, for the benefit of the Holders of Securities of such series then Outstanding, the whole amount which then shall have become due and payable on all the Securities of such series, with interest on the overdue principal and premium, if any, and (so far as the same may be legally enforceable) on the overdue installments of interest at the rate borne by the Securities of such series, and all amounts owing the Trustee and any predecessor trustee hereunder under Section 10.01(a).

In case the Company shall fail forthwith to pay such amounts and an Event of Default occurs and is continuing, the Trustee, may but will not be obliged to, and shall, upon written request of Holders of at least 25% in aggregate principal amount of outstanding Securities (subject to it being indemnified and/or secured and/or prefunded to its satisfaction), in its own name and as trustee of an express trust, be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon the Securities of such series, and collect the moneys adjudged or decreed to be payable out of the property of the Company or any other obligor upon the Securities of such series, wherever situated, in the manner provided by law. Every recovery of judgment in any such action or other proceeding, subject to the payment to the Trustee of all amounts owing the Trustee and any predecessor trustee hereunder under Section 10.01(a), shall be for the ratable benefit of the Holders of such series of Securities which shall be the subject of such action or proceeding. All rights of action upon or under any of the Securities or this Indenture may be enforced by the Trustee without the possession of any of the Securities and without the production of any thereof at any trial or any proceeding relative thereto.

Section 6.04 Trustee as Attorney-in-Fact. The Trustee is authorized to file any and all claims, proofs of claim, proofs of debt, petitions, consents, other papers and documents and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustee and any predecessor trustee hereunder and of the Holders of the Securities allowed in any such proceeding and to collect and receive any moneys or other property payable or deliverable on any such claim, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as it may deem necessary or advisable in order to enforce in any such proceeding any of the claims of the Trustee and any predecessor trustee hereunder and of any of such Holders in respect of any of the Securities; and any receiver, assignee, trustee, custodian or debtor in any such proceeding is hereby authorized, and each and every Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have authorized any such receiver, assignee, trustee, custodian or debtor, to make any such payment or delivery only to or on the order of the Trustee, and to pay to the Trustee any amount due it and any predecessor trustee hereunder under Section 10.01(a); provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any Holder of Securities, any plan of reorganization or readjustment affecting the Securities or the rights of any Holder thereof, or to authorize or empower the Trustee to vote in respect of the claim of any Holder of any Securities in any such proceeding. In no event shall the foregoing attorney-in-fact authorization be construed as imposing any duty or obligation on the Trustee.

Section 6.05 Priorities. Any moneys or properties collected by the Trustee, or, after an Event of Default, any moneys or other property distributable in respect of the Company’s obligations under this Indenture, in either case with respect to a series of Securities under this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys or properties and, in the case of the distribution of such moneys or properties on account of the Securities of any series, upon presentation of the Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due to the Trustee, any predecessor trustee, the CMU Lodging and Paying Agent, the Transfer Agent and the Registrar under Section 10.01(a) and the properly incurred expenses and disbursements of their agents, delegates, attorneys and counsel.

Second: In case the principal of the Outstanding Securities of such series shall not have become due and be unpaid, to the payment of interest ratably on the Securities of such series, in the chronological order of the Stated Maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by such Securities, such payments to be made ratably to the Persons entitled thereto.

Third: In case the principal of the Outstanding Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of such series for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Securities of such series, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities of such series, then to the payment of such principal and premium, if any, and interest, without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest, if any.

Fourth: Any surplus then remaining shall be paid to the Company, its successors or assigns, or to whomsoever may be determined by a court of competent jurisdiction to be so entitled.

Section 6.06 Control by Securityholders; Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Securities of any series at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or of exercising any trust or power hereby conferred upon the Trustee with respect to the Securities of such series; provided, however, that, subject to the provisions of Section 10.02, the Trustee shall have the right to decline to follow any such direction if the Trustee determines that the action so directed may not lawfully be taken or would involve the Trustee in personal liability. The Holders of not less than a majority in aggregate principal amount of such series of Securities at the time Outstanding may on behalf of all Holders of the Securities of such series waive any existing or past Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default (i) in the payment of principal of, premium, if any, or interest on (or Additional Amounts payable in respect of), the Securities of such series then Outstanding, in which event the consent of all Holders of the Securities of such series then Outstanding affected thereby is required, or (ii) in respect of a covenant or provision which under Section 13.02 cannot be modified or amended without the consent of the Holder of each Security of such series then Outstanding affected thereby. Upon any such waiver, the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.06, said Default or Event of Default shall for all purposes of the Securities of such series and this Indenture be deemed to have been cured and to be not continuing.

Section 6.07 Limitation on Suits. No Holder of any Security of any series shall have any right to institute any action, suit or proceeding at law or in equity for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, in each case with respect to an Event of Default with respect to such series of Securities, unless (i) such Holder previously shall have given to the Trustee written notice of one or more continuing Events of Default herein specified with respect to such series of Securities, (ii) the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have requested the Trustee in writing to take action in respect of the matter complained of, (iii) there shall have been offered to the Trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and (iv) the Trustee, for 60 calendar days after receipt of such notification, request and offer of security, pre-funding and/or indemnity, shall have failed to institute any such action, suit or proceeding and have not received from the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding a written direction inconsistent with such request; and such notification, request and offer of security, pre-funding and/or indemnity are hereby declared in every such case to be conditions precedent to any such action, suit or proceeding by any Holder of any Security of such series; it being understood and intended that no one or more of the Holders of Securities of such series shall have any right in any manner whatsoever by his, her, its or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Holders of the Outstanding Securities of such series; provided, however, that nothing in this Indenture or in the Securities of such series shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Securities of such series to the respective Holders of such Securities at the respective due dates in such Securities stated, or affect or impair the right, which is also absolute and unconditional, of such Holders to institute suit to enforce the payment thereof. No one or more of such holders of the Securities shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under this Indenture, except in the manner therein provided and for the equal and ratable benefit of all of such holders.

Notwithstanding anything to the contrary in this Indenture or any other document relating to the Securities, if the Trustee receives instructions from two or more groups of holders, each holding at least 25% in aggregate principal amount of the then outstanding Securities, and the Trustee believes (in its sole and absolute discretion and subject to such legal or other advice as it may deem appropriate) that such instructions are conflicting, the Trustee may, in its sole and absolute discretion, exercise any one or more of the following options:

(1)
refrain from acting on any such conflicting instructions;
(2)
take the action requested by the holders of the highest percentage of the aggregate principal amount of the then outstanding Securities, notwithstanding any other provisions of this Indenture (and always subject to such indemnification and/or security and/or pre-funding as is satisfactory to the Trustee); and
(3)
petition a court of competent jurisdiction for further instructions.

In all such instances where the Trustee has acted or refrained from acting as outlined above, the Trustee shall not be responsible for any losses or liability of any nature whatsoever to any party.

Section 6.08 Undertaking for Costs. All parties to this Indenture and each Holder of any Security, by such Holder’s acceptance thereof, shall be deemed to have agreed that any court may in its discretion require, in any action, suit or proceeding for the enforcement of any right or remedy under this Indenture, or in any action, suit or proceeding against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such action, suit or proceeding of an undertaking to pay the costs of such action, suit or proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such action, suit or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.08 shall not apply to any action, suit or proceeding instituted by the Trustee, to any action, suit or proceeding instituted by any one or more Holders of Securities holding in the aggregate more than 10% in principal amount of the Securities of any series Outstanding, or to any action, suit or proceeding instituted by any Holder of Securities of any series for the enforcement of the payment of the principal of, premium, if any, or the interest on, any of the Securities of such series, on or after the respective due dates expressed in such Securities.

Section 6.09 Remedies Cumulative; Delay or Omission Not Waiver. No remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities of any series is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or of any Holder of the Securities of any series to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Article VI to the Trustee and to the Holders of Securities of any series, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Holders of Securities of such series, as the case may be. In case the Trustee or any Holder of Securities of any series shall have proceeded to enforce any right under this Indenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned because of waiver or for any other reason, or shall have been adjudicated adversely to the Trustee or to such Holder of Securities, then and in every such case, subject to any determinations in such proceedings, the Company, the Trustee and the Holders of the Securities of such series shall severally and respectively be restored to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustee and the Holders of the Securities of such series shall continue as though no such proceedings had been taken, except as to any matters so waived or adjudicated.

Section 6.10 Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of any Holder of Securities of any series to receive payment of the principal of, premium, if any, or interest on, such Securities, or to bring suit for the enforcement of any such payment, on or after the due date expressed in such Securities, shall not be impaired or affected without the consent of the Holder.

Article VII

CONCERNING THE SECURITYHOLDERS

Section 7.01 Evidence of Action of Securityholders. Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Securities or of any series of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Securityholders in person, by an agent or by a proxy appointed in writing, including through an electronic system for tabulating consents operated by the Depository for such series or otherwise (such action becoming effective, except as herein otherwise expressly provided, when such instruments or evidence of electronic consents are delivered to the Trustee and, where it is hereby expressly required, to the Company), or (b) by the record of the Holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article VIII, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.

Section 7.02 Proof of Execution or Holding of Securities. Proof of the execution of any instrument by a Securityholder or his, her or its agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a) The fact and date of the execution by any Person of any such instrument may be proved (i) by the certificate of any notary public or other officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments or proof of deeds to be recorded within such jurisdiction, that the Person who signed such instrument did acknowledge before such notary public or other officer the execution thereof, or (ii) by the affidavit of a witness of such execution sworn to before any such notary or other officer. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(b) The ownership of Securities of any series shall be proved by the Register of such Securities or by a certificate of the Registrar for such series.

(c) The record of any Holders’ meeting shall be proved in the manner provided in Section 8.06.

(d) The Trustee may require such additional proof of any matter referred to in this Section 7.02 as it shall deem appropriate or necessary, so long as the request is a reasonable one.

(e) If the Company shall solicit from the Holders of Securities of any series any action, the Company may, at its option, fix in advance a record date for the determination of Holders of Securities entitled to take such action, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the Outstanding Securities of such series shall be computed as of such record date.

Section 7.03 Persons Deemed Owners.

(a) The Securities are represented by Global Securities and each Global Security shall represent the entire holding of Securities by the same holder. Title to the Securities shall pass by transfer and registration in the Register that the Company shall procure to be kept by the Registrar. Except as ordered by a court of competent jurisdiction or as required by law, the holder of any Securities shall be deemed to be and shall be treated as its absolute owner for all purposes whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on the Global Security representing it or the theft or loss of such Global Security and no person shall be liable for so treating the holder.

(b) None of the Company, the Trustee, any CMU Lodging and Paying Agent or the Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 7.04 Effect of Consents. After an amendment, supplement, waiver or other action becomes effective as to any series of Securities, a consent to it by a Holder of such series of Securities is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Securities or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Article VIII

[RESERVED]

Article IX

REPORTS BY THE COMPANY AND THE TRUSTEE

AND SECURITYHOLDERS’ LISTS

Section 9.01 [Reserved]

Section 9.02 Reports by the Company. The Company shall provide to the Trustee copies of any such documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and shall be filed with the Trustee within 30 calendar days after the same is filed with the SEC (excluding any such information, documents, or reports, or portions thereof, with respect to which the Company has received (or is actively seeking in good faith and has not been denied), confidential treatment), and after giving effect to any applicable grace period provided by Rule 12b-25 under the Exchange Act); provided further that the filing of the reports specified in Section 13 or 15(d) of the Exchange Act by an entity that is the direct or indirect parent of the Company shall satisfy the requirements of this Section 9.02 so long as such entity is an obligor or guarantor on the Securities; provided further that the reports of such entity shall not be required to include condensed consolidating financial information for the Company in a footnote to the financial statements of such entity.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). It is expressly understood that materials transmitted electronically by the Company to the Trustee or filed pursuant to the SEC’s EDGAR system (or any successor electronic filing system) shall be deemed filed with the Trustee and transmitted to Holders for purposes of this Section 9.02. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee shall have no liability or responsibility for the filing, downloading, timeliness, or content of such reports, information and documents. The Trustee has no duty and is not obligated to monitor or confirm, on a continuing basis or otherwise, any reports or other documents filed with the SEC or posted to any website.

Section 9.03 Securityholders’ Lists. The Company covenants and agrees that it shall furnish or cause to be furnished to the Trustee:

(a) semi-annually, within 15 calendar days after each Record Date, but in any event not less frequently than semi-annually, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Securities to which such Record Date applies, as of such Record Date, and

(b) at such other times as the Trustee may request in writing, within 30 calendar days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 calendar days prior to the time such list is furnished;

provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

Article X

CONCERNING THE TRUSTEE

Section 10.01 Rights of Trustees; Compensation and Indemnity. The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the Holders from time to time of the Securities agree:

(a) The Trustee and the Agents shall be entitled to such compensation as the Company and the Trustee and the Agents shall from time to time agree in writing for all services rendered by it hereunder (including in any agent capacity in which it acts). The compensation of the Trustee shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Agents promptly upon its request for all out-of-pocket expenses, disbursements and advances (including costs of collection) properly incurred or made by the Trustee in accordance with this Indenture (including, without limitation, the properly incurred expenses and disbursements of its agents, delegates and properly incurred expenses of counsel), except any such expense, disbursement or advance caused by its own gross negligence, fraud or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order. Following the occurrence of a Default or an Event of Default or if the Trustee finds it necessary, or is requested by the Company to undertake duties which are of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Indenture, the Company will pay such additional remuneration calculated by reference to the Trustee’s normal hourly rates in force from time to time.

The Company also agrees to indemnify each of the Trustee and any predecessor Trustee hereunder for, and to hold it harmless against, any and all loss, fees, liability, damage, claim, or expense (including properly incurred fees and expenses of its counsel) incurred without its own gross negligence, fraud or willful misconduct, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties (including in any agent capacity in which it acts), as well as the fees and properly incurred costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except those caused by its own gross negligence, fraud or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order.

As security for the performance of the obligations of the Company under this Section 10.01(a), the Trustee shall have a lien upon all property and funds held or collected by the Trustee as such, except funds held in trust by the Trustee to pay principal of and interest on any Securities. Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Company to compensate and indemnify the Trustee under this Section 10.01(a) shall survive the resignation or removal of the Trustee, any satisfaction and discharge under Article XI, the repayment of the Securities and the termination of this Indenture for any reason. In addition to and without prejudice to its other rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in clause (e) or (f) of Section 6.01 occurs, the expenses and compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or similar laws.

(b) The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents, delegates and attorneys and shall not be responsible for supervising or monitoring or for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. Upon a Default or an Event of Default, the Trustee shall be entitled to require all agents (including the Agents) to act solely in accordance with its directions.

(c) The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the Securities contained, all of which are made solely by the Company; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Securities, and the Trustee makes no representation with respect thereto. The Trustee shall not be accountable for the use or application by the Company of any Securities, or the proceeds of any Securities.

(d) The Trustee may consult with counsel of its selection, and, subject to Section 10.02, the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in reliance thereon.

(e) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may request and rely upon, an Officer’s Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed).

(f) Subject to Section 10.04, the Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have had if it were not the Trustee or such agent.

(g) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as otherwise agreed in writing with the Company.

(h) Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of any Security shall be conclusive and binding in respect of such Security upon all future Holders thereof or of any Security or Securities which may be issued for or in lieu thereof in whole or in part, whether or not such Security shall have noted thereon the fact that such request or consent had been made or given.

(i) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(j) The Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities, pursuant to any provision of this Indenture, unless the requisite number of Holders of the Securities have instructed the Trustee in writing and offered to the Trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it therein or thereby.

(k) The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.

(l) The Trustee shall not be deemed to have knowledge or be charged with notice of any Default or Event of Default with respect to any Securities unless a Responsible Officer of the Trustee has received written notice thereof or unless the Holders of not less than 25% of the Outstanding Securities notify the Trustee thereof by a written notice to the Trustee that is received by the Trustee at its Corporate Trust Office and such notice references such Securities and this Indenture.

(m) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document; provided, however, that the Trustee, may, but shall not be required to, make further inquiry or investigation into such facts or matters as it may see fit at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(n) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be secured, pre-funded and/or indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder.

(o) In no event shall the Trustee, the CMU Lodging and Paying Agent, the Transfer Agent or the Registrar, be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), whether or not foreseeable and irrespective of whether the Trustee has been advised of the possibility of such loss or damage and regardless of the form of action. This sub-section 10.01(o) shall survive the satisfaction and discharge of this Indenture, the repayment of the Securities and the resignation or removal of the Trustee.

(p) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(q) The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

(r) Notwithstanding anything else herein contained, the Trustee and each of the Agents may refrain without liability from doing anything that, in the opinion of the Trustee or such Agent, as the case may be, based on written legal advice received from qualified legal counsel in the relevant jurisdiction, would or might be contrary to any law of any state or jurisdiction (including, without limitation, Hong Kong, the United States of America or any jurisdiction forming a part of it and England and Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion based on such written legal advice, necessary to comply with any such law, directive or regulation. Furthermore, the Trustee may also refrain from taking such action if, in the opinion of the Trustee based on such legal advice, it would otherwise render it liable to any person in that state or jurisdiction or if, in the opinion of the Trustee or of such Agent, based on written legal advice received from qualified legal counsel in the relevant jurisdiction, it would not have the power to do the relevant thing in that jurisdiction by virtue of any Applicable Law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.

(s) Each party to this Indenture shall, within ten business days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Securities as that other party reasonably requests for the purposes of that other party’s compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this paragraph to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.

(t) The Company shall notify the CMU Lodging and Paying Agent and the Trustee in the event that it determines, based on the Company’s actual knowledge, that any payment to be made by the CMU Lodging and Paying Agent or the Trustee or under the Securities is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated; provided, however, that the Company’s obligation under this Section 10.01(t) shall apply only to the extent that such payments are so treated by virtue of characteristics of the Company, the Securities, or both.

(u) Notwithstanding any other provision of this Indenture, the Trustee and each of the Agents shall be entitled to make a deduction or withholding from any payment which it makes under the Securities for or on account of any Tax, if and only to the extent so required by Applicable Law; provided that the Trustee or any Agent, as applicable, will use reasonable endeavors to provide notice to the Company as soon as reasonably practicable in advance of such deduction or withholding, and in which event the Trustee and/or the Agent, as the case may be, shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Company the amount so deducted or withheld, in which case, the Company shall so account to the relevant Authority for such amount.

(v) The Company hereby irrevocably waives, in favor of the Trustee and the Agents, any conflict of interest which may arise by virtue of the Trustee and the Agents acting in various capacities under this Indenture. The Company acknowledges that the Trustee, the Agents and its affiliates (together, the “Trustee Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Company may regard as conflicting with its interests and may possess information (whether or not material to the Company) other than as a result of the Trustee and the Agents acting as Trustee or, as the case may be, the Agents hereunder, that the Trustee and the Agents may not be entitled to share with the Company. The Trustee and the Agents will not disclose confidential information obtained from the Company (without its consent) to any of the Trustee’s and the Agents’ other customers nor will it use on the Company’s behalf any confidential information obtained from any other customer. Without prejudice to the foregoing, the Company agrees that each of the Trustee Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of this Indenture.

(w) If this Indenture is or becomes a “covered contract” (within the meaning of the Financial Institutions (Resolution) (Contractual Recognition of Suspension of Termination

Rights – Banking Sector) Rules (Cap. 628C) of Hong Kong (the “Stay Rules”)), the Company agrees that, despite any other term or conditions of this Indenture or any other agreement, arrangement or understanding, the Company acknowledges, accepts and agrees to be bound by a suspension of a “termination right” (within the meaning of the Stay Rules) in relation to this Indenture imposed by the Hong Kong Monetary Authority under section 90(2) of the Financial Institutions (Resolution) Ordinance (Cap. 628) of Hong Kong.

(x) The Trustee and the Agents may transfer information to any other Citi Organization (or service provider to a Citi Organization) or to any court, regulator, Authority, auditor or otherwise as required under any Applicable Law, or to persons from whom it receives payments or to whom it makes payments on behalf of the Company pursuant to this Indenture. In each such case, if the information permitted to be transferred and/or disclosed and/or used includes any information regarding third parties provided to the Trustee and the Agents by the Company, the Company is required to provide any necessary information to, and obtain any necessary consents from, such third parties to allow such transfer, disclosure and use.

(y) The Trustee shall have no duty to inquire, no duty to determine and no duty to monitor as to the performance of the Company’s covenants and obligations in this Indenture or the financial performance of the Company; the Trustee shall be entitled to assume, until it has received written notice in accordance with this Indenture, that the Company is duly performing its duties hereunder.

(z) In all instances in which the Trustee is called upon to exercise its discretion, such discretion shall be absolute.

(aa) Notwithstanding anything to the contrary in this Indenture, in considering the interests of Holders while the Global Security is held on behalf of, or registered in the name of any nominee for, a clearing system, the Trustee may have regard to any certificate, report or any other information provided (including without limitation a CMU Issue Position Report as defined in the CMU Rules) provided to it by or on behalf of such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to the Securities represented by the Global Security and may consider such interests as if such accountholders were the holders of the Securities represented by the Global Security. The Trustee may call for any certificate or other document to be issued by the relevant clearing system as to the principal amount of Securities evidenced by the Global Security standing to the account of any person. Any such certificate or other document issued by the clearing system shall, in the absence of manifest error, be conclusive and binding for all purposes. The Trustee shall not be liable to any Holder, the Company any other person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by the relevant clearing system and subsequently found to be forged or not authentic or not to be correct.

(bb) For the avoidance of doubt, the Trust Indenture Act of 1939, as amended, shall not apply to this Indenture, the Securities and the rights, powers, trusts, duties and immunities, performance of the Trustee and Agents in connection with this Indenture and the Securities.

Section 10.02 Duties of Trustee.

(a) If one or more of the Events of Default specified in Section 6.01 with respect to the Securities of any series shall have happened, then, during the continuance thereof, the Trustee shall, with respect to such Securities, exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Unless and until an Event of Default specified in Section 6.01 with respect to the Securities of any series shall have happened which at the time is continuing,

(i) the Trustee undertakes to perform such duties and only such duties with respect to the Securities of that series as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates and opinions furnished to it pursuant to the express provisions of this Indenture; provided that, in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, negligent failure to act, or its own willful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding,

(i) the Trustee shall not be liable to any Holder of Securities or to any other Person for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii) the Trustee shall not be liable to any Holder of Securities or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction or instruction of Securityholders with respect to this Indenture and the Securities;

(iii) none of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have grounds for believing that repayment of such funds or adequate security, pre-funding and/or indemnity against such risk or liability is not assured to it; and

(iv) this subsection (c) shall not be construed to limit the effect of subsection (b) of this Section 10.02.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 10.02.

Section 10.03 Notice of Defaults. Within 90 calendar days after the occurrence thereof and if known to the Trustee, the Trustee shall give to the Holders of the Securities of a series notice of each Default or Event of Default with respect to the Securities of such series known to the Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the Register, unless such Default shall have been cured or waived before the giving of such notice (the term “Default” being hereby defined to be the events specified in Section 6.01, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section).

Section 10.04 [Reserved]

Section 10.05 Resignation and Notice; Removal. The Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created with respect to any one or more or all series of Securities by giving to the Company notice in writing. Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee. Any Trustee hereunder may be removed with respect to any series of Securities at any time by the filing with such Trustee and the delivery to the Company of an instrument or instruments in writing signed by the Holders of a majority in principal amount of the Securities of such series then Outstanding, specifying such removal and the date when it shall become effective.

If at any time the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company by written notice to the Trustee may remove the Trustee and appoint a successor Trustee with respect to all Securities or any Securityholder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

Upon its resignation or removal, any Trustee shall be entitled to the payment of compensation properly incurred for the services rendered hereunder by such Trustee and to the payment of all expenses properly incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to indemnification and its lien provided in Section 10.01(a) shall survive its resignation or removal, the satisfaction and discharge of this Indenture, repayment of the Securities and the termination of this Indenture for any reason.

Section 10.06 Successor Trustee by Appointment.

(a) In case at any time the Trustee shall resign, or shall be removed (unless the Trustee shall be removed as provided in Section 10.04 (b), in which event the vacancy shall be filled as provided in Section 10.04(b)), or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Securities of one or more series, a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any series) may be appointed by the Holders of a majority in aggregate principal amount of the Securities of that or those series then Outstanding, by an instrument or instruments in writing signed in duplicate by such Holders and filed, one original thereof with the Company and the other with the successor Trustee; provided that, until a successor Trustee shall have been so appointed by the Holders of Securities of that or those series as herein authorized, the Company, or, in case all or substantially all the assets of the Company shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings, or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor Trustee with respect to the Securities of such series. Subject to the provisions of Sections 10.04 and 10.05, upon the appointment as above provided of a successor Trustee with respect to the Securities of any series, the Trustee with respect to the Securities of such series shall cease to be Trustee hereunder. After any such appointment other than by the Holders of Securities of that or those series, the Person making such appointment shall forthwith cause notice thereof to be mailed to the Holders of Securities of such series at their addresses as the same shall then appear on the Register but any successor Trustee with respect to the Securities of such series so appointed shall, immediately and without further act, be superseded by a successor Trustee appointed by the Holders of Securities of such series in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of the mailing of such notice by the Company, or by such receivers, trustees or assignees.

(b) If any Trustee with respect to the Securities of one or more series shall resign or be removed and a successor Trustee shall not have been appointed by the Company or by the Holders of the Securities of such series within 30 days of any notice of resignation or removal or, if any successor Trustee so appointed shall not have accepted its appointment within 30 calendar days after such appointment shall have been made, the resigning Trustee at the expense of the Company may appoint a successor Trustee or apply to any court of competent jurisdiction for the appointment of a successor Trustee. If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 10.06 within three months after such appointment might have been made hereunder, the Holder of any Security of the applicable series or any retiring Trustee at the expense of the Company may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(c) Any successor Trustee appointed hereunder with respect to the Securities of one or more series shall execute, acknowledge and deliver to its predecessor Trustee and to the Company, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to such series of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder, subject nevertheless to its lien provided for in Section 10.01(a). In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, then, the predecessor Trustee and each successor Trustee with respect to such Securities shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

Section 10.07 Successor Trustee by Merger. Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Securities, any of such Securities shall have been authenticated by the Registrar but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of the Registrar, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to such Trustee may request the Registrar to authenticate such Securities.

Section 10.08 Right to Rely on Officer’s Certificate. Subject to Section 10.02, and subject to the provisions of Section 15.01 with respect to the certificates required thereby, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate with respect thereto delivered to the Trustee, and such Officer’s Certificate, in the absence of bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Article XI

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 11.01 Applicability of Article. The provisions of this Article shall be applicable to any series of Securities except as otherwise specified pursuant to Section 3.01 for Securities of such series. Defeasance provisions, if any, for Securities denominated in a Foreign Currency may be specified pursuant to Section 3.01.

Section 11.02 Satisfaction and Discharge of Indenture.

(a) This Indenture, with respect to the Securities of any series (if all series issued under this Indenture are not to be affected), shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for and rights to receive payments of principal of, premium, if any, and interest on, such Securities) when:

(i) either:

(A) all Securities of such series that have been authenticated, except (x) lost, stolen or destroyed Securities that have been replaced or paid and (y) Securities for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Registrar for cancellation; or

(B) all Securities of such series that have not been delivered to the Registrar for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such series of Securities, cash in CNY, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire amount Outstanding on such Securities not delivered to the Registrar for cancellation for principal, premium, if any, and accrued interest to the Stated Maturity or Redemption Date, as the case may be;

(ii) no Default or Event of Default under this Indenture has occurred and is continuing with respect to securities of such series on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(iii) the Company has paid or caused to be paid all sums payable by it under this Indenture with respect to all Securities of such series; and

(iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities of such series at the Stated Maturity or Redemption Date, as the case may be.

(b) The Company must deliver an Officer’s Certificate and an opinion of Independent Legal Counsel (which may be subject to customary assumptions and exclusions) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c) Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A)(y) of clause (i) of Section 11.02(a), the obligations of the Trustee under Section 11.07 and Section 5.03(e) shall survive such satisfaction and discharge.

Section 11.03 Defeasance upon Deposit of Moneys.

(a) The Company may, at its option and at any time, elect to have either Section 11.03(b) or Section 11.03(c) applied to all Outstanding Securities of any series upon compliance with the conditions set forth below in this Section 11.03.

(b) Upon the Company’s exercise under Section 11.03(a) of the option applicable to this Section 11.03(b), the Company shall, subject to the satisfaction of the conditions set forth in Section 11.03(d), be deemed to have been Discharged from its obligations with respect to all Outstanding Securities of such series on the date such conditions are satisfied (“Legal Defeasance”). For this purpose, “Legal Defeasance” means that the Company shall be deemed to have paid and Discharged the entire Indebtedness represented by the Securities of such series then Outstanding and to have satisfied all of its other obligations under the Securities of such series and this Indenture, except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of the Securities of such series then Outstanding to receive payments in respect of the principal of, or interest or premium on such Securities when such payments are due from the trust referred to in Section 11.03(d);

(ii) the Company’s obligations concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(iv) this Section 11.03(b) and Section 11.03(c) with respect to the Securities of such series.

Following the Company’s exercise of its Legal Defeasance option, payment of the Securities of such series may not be accelerated because of an Event of Default. Subject to compliance with this Article XI, the Company may exercise its option under this Section 11.03(b) notwithstanding the prior exercise of its option under Section 11.03(c).

“Discharged” means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by, and obligations under, the Securities of a series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Securities of such series to receive, from the trust fund described in clause (i) of 11.03(d), payment of the principal of, premium, if any, or interest on such Securities when such payments are due, (B) the Company’s obligations with respect to Securities of such series under Sections 3.04, 3.06, 3.07, 5.02, 5.03, 11.06 and 11.07 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

(c) Upon the Company’s exercise under Section 11.03(a) of the option applicable to this Section 11.03(c), the Company shall, subject to the satisfaction of the conditions set forth in Section 11.03(d), be released from its obligations under the covenants contained in Section 5.04, Section 5.05, Section 5.06, Section 5.08 and as provided pursuant to Section 3.01(z), on and after the date the conditions set forth in Section 11.03(d) are satisfied (“Covenant Defeasance”). For this purpose, “Covenant Defeasance” means that, with respect to this Indenture and the Securities of such series then Outstanding, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. In addition, upon the Company’s exercise under Section 11.03(a) of the option applicable to this Section 11.03(c), subject to the satisfaction of the conditions set forth in Section 11.03(d), Sections 6.01(c), and 6.01(d) (only with respect to covenants that are released as a result of such Covenant Defeasance), in each case, shall not constitute Events of Default.

(d) The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 11.03(b) or the Covenant Defeasance option under Section 11.03(c):

(i) the Company must irrevocably deposit with the Trustee (or its agent), in trust, for the benefit of the Holders of all Securities subject to Legal Defeasance or Covenant Defeasance, cash in CNY, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants) to pay the principal of, or interest and premium, if any, on such Securities that are then Outstanding on the applicable Stated Maturity or Redemption Date, as the case may be, and the Company must specify whether such Securities are being defeased to maturity or to a particular Redemption Date;

(ii) no Default or Event of Default with respect to the Securities of such series must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(iii) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders of Securities over the Company’s other creditors with the intent of defeating, hindering, delaying or defrauding its creditors or others; and

(iv) the Company must deliver to the Trustee an Officer’s Certificate and an opinion of Independent Legal Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 11.04 Repayment to Company. The Trustee and any CMU Lodging and Paying Agent shall promptly pay to the Company (or to its designee) upon Company Order any excess moneys held by them at any time, including any such moneys held by the Trustee under any escrow trust agreement entered into pursuant to Section 11.06. The provisions of the last paragraph of Section 5.03 shall apply to any moneys held by the Trustee or any CMU Lodging and Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Securities for which moneys have been deposited pursuant to Section 11.03.

Section 11.05 [Reserved]

Section 11.06 Deposits to Be Held in Escrow. Any deposits with the Trustee referred to in Section 11.03 above shall be irrevocable (except to the extent provided in Sections 11.04 and 11.07) and shall be made under the terms of an escrow trust agreement. As contemplated under this Article XI, if any Outstanding Securities of a series are to be redeemed prior to their Stated Maturity, pursuant to any optional redemption provisions, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

If Securities of a series with respect to which such deposits are made may be subject to later redemption at the option of the Company, the applicable escrow trust agreement may, at the option of the Company, provide therefor. In the case of an optional redemption in whole or in part, such agreement shall require the Company to deposit with the Trustee on or before the date notice of redemption is given funds sufficient to pay the Redemption Price of the Securities to be redeemed together with all unpaid interest thereon to the Redemption Date. Upon such deposit of funds, the Trustee shall pay or deliver over to the Company as excess funds pursuant to Section 11.04 all funds or obligations then held under such agreement and allocable to the Securities to be redeemed.

Section 11.07 Application of Trust Money.

(a) Neither the Trustee nor any other CMU Lodging and Paying Agent shall be required to pay interest on any moneys deposited pursuant to the provisions of this Indenture, except such as it shall agree with the Company in writing to pay thereon. Any moneys so deposited for the payment of the principal of, or premium, if any, or interest on the Securities of any series and remaining unclaimed for two years after the date of the maturity of the Securities of such series or the date fixed for the redemption of all the Securities of such series at the time Outstanding, as the case may be, shall be applied as provided in Section 5.03(e).

(b) Subject to the provisions of clause (a) above, any moneys which at any time shall be deposited by the Company or on its behalf with the Trustee or any other CMU Lodging and Paying Agent for the purpose of paying the principal of, premium, if any, and interest on any of the Securities shall be and are hereby assigned, transferred and set over to the

Trustee or such other CMU Lodging and Paying Agent in trust for the respective Holders of the Securities for the purpose for which such moneys shall have been deposited; provided that such moneys need not be segregated from other funds except to the extent required by law.

Article XII

IMMUNITY OF CERTAIN PERSONS

Section 12.01 No Personal Liability. No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, any Security or for any claim based thereon or otherwise in respect thereof or of the Indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer, employee or director, as such, past, present or future, of the Company or of any successor thereto, either directly or through the Company or any successor thereto, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer, employee or director, as such, past, present or future, of the Company or of any successor thereto, either directly or through the Company or any successor corporation, because of the incurring of the Indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities, or to be implied herefrom or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer, employee and director is, by the acceptance of the Securities and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities expressly waived and released.

Article XIII

SUPPLEMENTAL INDENTURES

Section 13.01 Without Consent of Securityholders. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any one or more of or all the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency contained herein or in any supplemental indenture; provided, however, that such amendment does not materially and adversely affect the rights of Holders;

(b) to evidence the succession of another corporation, partnership, trust or other entity to the Company in accordance with Section 5.04, or successive successions, and the assumption by such successor of the covenants and obligations of the Company contained in the Securities of one or more series and in this Indenture or any supplemental indenture;

(c) to comply with the rules of any applicable Depository;

(d) to secure any series of Securities;

(e) to add to the covenants and agreements of the Company, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the Holders of all or any series of the Securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of Securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon the Company;

(f) to make any change in any series of Securities that does not adversely affect the legal rights under this Indenture of any Holder of such Securities in any material respect;

(g) to evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms hereof;

(h) to conform the text of this Indenture or any series of the Securities to any provision of the section entitled “Description of the Notes” in the Prospectus to the extent that such provision in the Prospectus was intended to be a verbatim recitation of a provision of this Indenture or such series of the Securities as evidenced by an Officer’s Certificate;

(i) to make any amendment to the provisions of this Indenture relating to the transfer and legending of such series of Securities as permitted by this Indenture, including, but not limited to, facilitating the issuance and administration of any series of the Securities or, if incurred in compliance with this Indenture, additional Securities; provided, however, that (i) compliance with this Indenture as so amended would not result in such series of the Securities being transferred in violation of the Securities Act, or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

(j) to effect any changes to this Indenture in a manner necessary to comply with the procedures of CMU or any applicable clearing system;

(k) to establish the form and terms of Securities of any series as permitted in Section 3.01, and to provide for the issuance of additional Securities in accordance with the limitations set forth in this Indenture, or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed; and

(l) to add guarantors or co-obligors with respect to any series of Securities.

Subject to the provisions of Section 13.03, the Trustee is authorized to join with the Company in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder.

Any supplemental indenture authorized by the provisions of this Section 13.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 13.02.

Section 13.02 With Consent of Securityholders; Limitations.

(a) With the consent of the Holders (evidenced as provided in Article VII) of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture voting separately, the Company and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of such series to be affected; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each such series affected thereby,

(i) change the Stated Maturity of the principal of and premium, if any, or any installment of interest on any Security;

(ii) reduce the principal amount of, payments of interest on or stated time for payment of interest on any Security;

(iii) change any obligation of the Company to pay Additional Amounts with respect to any Security;

(iv) change the Currency in which the principal of and premium, if any, or interest on such Security is denominated or payable;

(v) impair the right to institute suit for the enforcement of any payment due on or with respect to any Security;

(vi) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any supplemental indenture;

(vii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

(viii) modify any of the provisions of this Section 13.02, Section 5.11, Section 6.06, except to increase any such percentage or provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to the “Trustee” and concomitant changes in this Section 13.02 and Section 5.11, or the deletion of this proviso, in accordance with the requirements of Sections 10.06 and 13.01(g);

(ix) amend, change or modify any provision of this Indenture or the related definition affecting the ranking of any series of Securities in a manner which adversely affects the Holders of such Securities; or

(x) reduce the amount of the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased as described in Section 4.07, Section 5.06 or as provided pursuant to Section 3.01, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except through amendments to the definition of “Triggering Event” if applicable).

(b) A supplemental indenture that changes or eliminates any provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

(c) It shall not be necessary for the consent of the Securityholders under this Section 13.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. Any such consent of Securityholders given in connection with a tender of such Securityholders’ Securities of such series will not be rendered invalid by such tender.

(d) The Company may set a record date pursuant to Section 7.02(e) for purposes of determining the identity of the Holders of each series of Securities entitled to give a written consent or waive compliance by the Company as authorized or permitted by this Section 13.02.

(e) After the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 13.02, the Company shall mail a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of Securities at their addresses as the same shall then appear in the Register. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 13.03 Trustee Protected. Upon the request of the Company, accompanied by the Officer’s Certificate and Opinion of Counsel required by Section 15.01 stating that the execution of such supplemental indenture to be entered into pursuant to Section 13.01 or Section 13.02 is authorized or permitted by this Indenture, and evidence reasonably satisfactory to the Trustee of consent of the Holders if the supplemental indenture is to be executed pursuant to Section 13.02, the Trustee shall join with the Company in the execution of said supplemental indenture unless said supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into said supplemental indenture. The Trustee shall be fully protected in relying upon such Officer’s Certificate and an Opinion of Counsel.

Section 13.04 Effect of Execution of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XIII, this Indenture shall be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of all of the Securities or of the Securities of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 13.05 Notation on or Exchange of Securities. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in the form approved by the Registrar as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Registrar in exchange for the Securities then Outstanding in equal aggregate principal amounts, and such exchange shall be made without cost to the Holders of the Securities.

Section 13.06 [Reserved]

Article XIV

[RESERVED.]

Article XV

MISCELLANEOUS PROVISIONS

Section 15.01 Certificates and Opinions as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. All such Officer’s Certificates and Opinions of Counsel shall be in English or accompanied by a certified translation.

(b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 5.07 of this Indenture) shall include (i) a statement that the Person giving such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

(c) Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion is based are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, governmental or other officials, customary for opinions of the type required, or an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to such matters are erroneous.

(d) Any certificate, statement or opinion of an officer of the Company or of counsel to the Company may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based are erroneous. Any certificate or opinion of any firm of independent registered public accountants filed with the Trustee shall contain a statement that such firm is independent.

(e) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(f) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 15.02 [Reserved]

Section 15.03 Notices to the Company and Trustee. Any notice or demand authorized or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company or the Trustee shall be sufficiently made, given, furnished or filed for all purposes if it shall be mailed, by regular mail or overnight courier, delivered or faxed to:

(a) the Company, at Alibaba Group Holding Limited, 26/F Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong, Facsimile No.: +852 2215 5200, Attn: Company Secretary at legalnotice@list.alibaba-inc.com, or at such other address or facsimile number as may have been furnished in writing to the Trustee by the Company.

(b) the Trustee, at the Corporate Trust Office of the Trustee.

Any such notice, demand or other document shall be in the English language. Anything herein to the contrary notwithstanding, no such notice or demand shall be effective as to the Trustee unless it is actually received by the Trustee at its Corporate Trust Office.

The Trustee shall have the right to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method), the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 15.04 Notices to Securityholders; Waiver. Any notice required or permitted to be given to Securityholders shall be sufficiently given (unless otherwise herein expressly provided), if to Holders, if given in writing by first class mail, postage prepaid, to such Holders at their addresses as the same shall appear on the Register. Notwithstanding the foregoing sentence, where this Indenture provides for notice of any event to a Holder of a Global Security, any notice to the holders of the Securities shall be validly given by the delivery of the relevant notice to the account holder shown in a CMU instrument position report issued by the CMU Operator on the business day preceding the date of dispatch of such notice as holding interests in the Global Security. Any such notice shall be deemed to have been given to the Holders on the second business day on which such notice is delivered to the persons shown in the CMU instrument position report. Indirect participants will have to rely on the CMU participants (through whom they hold the Securities, in the form of interests in the Global Securities) to deliver the notices to them, subject to the arrangements agreed between the indirect participants and the CMU participants.

(a) In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

(b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given.

Section 15.05 Legal Holiday. Unless otherwise specified pursuant to Section 3.01, in any case where any Interest Payment Date, Redemption Date, Maturity or other scheduled date of payment of any Security of any series shall not be a Business Day at any Place of Payment for the Securities of that series, then payment of principal and premium, if any, or interest, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date or Maturity, as the case may be, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

Section 15.06 Judgment Currency. To the fullest extent permitted by law, the obligations of the Company to any Holder under this Indenture or the Securities of any series, as the case may be, shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than CNY, be discharged only to the extent that on the Business Day following receipt by such Holder or the Trustee, as the case may be, of any amount in the Judgment Currency, such Holder or the Trustee, as the case may be, may in accordance with normal banking procedures purchase the CNY with the Judgment Currency. To the fullest extent permitted by law, if the amount of CNY so purchased is less than the amount originally to be paid to such Holder or the Trustee, as the case may be, in CNY, the Company agrees, as a separate obligation and notwithstanding such judgment, to pay the difference, and if the amount of CNY so purchased exceeds the amount originally to be paid to such Holder, such Holder or the Trustee, as the case may be, agrees to pay to or for the account of the Company such excess; provided that such Holder and the Trustee shall not have any obligation to pay any such excess as long as a Default by the Company in its obligations under this Indenture or such series of Securities has occurred and is continuing, in which case such excess may be applied by such Holder and the Trustee to such obligations. In the event the Trustee is required or requested to make such purchases of CNY with the Judgment Currency, the Trustee will in good faith select a recognized banking institution in Hong Kong through which the Trustee will purchase the CNY with the Judgment Currency; provided that the Trustee will not be liable for any losses or shortfalls in amounts so paid as a result of the foreign exchange rate applied by such banking institution to such purchases of the CNY with the Judgment Currency in accordance with normal banking procedures.

Section 15.07 Effects of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 15.08 Successors and Assigns. All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 15.09 Severability. If any provision hereof shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Section 15.10 Benefits of Indenture. Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Securities any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 15.11 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 15.12 Governing Law; Waiver of Trial by Jury. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE OR THE SECURITIES.

Section 15.13 Submission to Jurisdiction. The Company irrevocably and unconditionally submits to the non-exclusive jurisdiction of any U.S. federal or New York State court located in the Borough of Manhattan, the City of New York over any suit, action or proceeding arising out of or relating to this Indenture or the Securities. Service of any process, summons, notice or document by registered mail addressed to the Company’s agent, Corporation Service Company, located at 19 West 44th Street, Suite 200, New York, NY 10036, shall be effective service of process against the Company for any suit, action or proceeding brought in any such court. The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon judgment. The Company further agrees that nothing herein shall affect any Holder’s right to effect service of process in any other manner permitted by law or bring a suit action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

Section 15.14 Waiver of Immunity. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to each of the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York state or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or any other matter under or arising out of or in connection with this Indenture, the Company hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by applicable law, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

Section 15.15 Force Majeure. In no event shall the Trustee and each of the Agents be responsible or liable for any failure or delay in the performance of its duties or obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, pandemics, epidemics, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 15.16 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ALIBABA GROUP HOLDING LIMITED, as Issuer

By:	/s/ Toby Hong Xu
	Name:	Toby Hong Xu
	Title:	Chief Financial Officer

CITICORP INTERNATIONAL LIMITED, as Trustee

By:	/s/ Anni Dai
	Name:	Anni Dai
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

[if a Global Security]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

[if a Definitive Security]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THE REGISTRAR AND THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[if represented by a global note unless otherwise agreed to by the Company (or unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act):]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE SECURITIES AND THE CLOSING, AS DEFINED IN THE PURCHASE AGREEMENT DATED NOVEMBER 19, 2024 (THE “DISTRIBUTION COMPLIANCE TERMINATION DATE”), EXCEPT, (A) TO ALIBABA GROUP HOLDING LIMITED (THE “ISSUER”), (B) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSON IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF

COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND MAY BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE DISTRIBUTION COMPLIANCE TERMINATION DATE. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL INFORM EACH PERSON TO WHOM IT TRANSFERS THE SECURITIES OF ANY RESTRICTIONS ON TRANSFER OF THE SECURITIES.

FORM OF [ % NOTES DUE 20 ][ FLOATING RATE SENIOR NOTES DUE 20 ]

Alibaba Group Holding Limited

[ % Note Due 20 ][ Floating Rate Senior Notes Due 20 ]

PRINCIPAL AMOUNT: CNY _______________

CMU Instrument No.:

ISIN:

No.: _______________

Alibaba Group Holding Limited, an exempted company incorporated in the Cayman Islands (the “Company,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to the Hong Kong Monetary Authority as operator of the Central Moneymarkets Unit Service, or registered assigns, the principal sum of CNY (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on , 20 , or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate: [ % per annum][The Applicable Rate with respect to a particular Interest Period will be a rate equal to as determined by the CMU Lodging and Paying Agent on the interest Determination Date plus %].

Interest Payment Dates: of each year, commencing on .

Record Dates: .

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Registrar under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, Alibaba Group Holding Limited has caused this Note to be duly executed.

ALIBABA GROUP HOLDING LIMITED,

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within−mentioned Indenture.

Date of authentication:

CITICORP INTERNATIONAL LIMITED, as Registrar

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

ALIBABA GROUP HOLDING LIMITED

[ % Note Due 20 ][ Floating Rate Senior Notes Due 20 ]

This Note is one of a duly authorized issue of debt securities of the Company of the series designated as the [“ % Note Due 20 ”][“ Floating Rate Senior Notes Due 20 ”](the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of November 28, 2024 (the “Base Indenture”), duly executed and delivered by and between the Company and Citicorp International Limited, as trustee (the “Trustee,” which term includes any successor trustee), as supplemented by the Supplemental Indenture, dated as of , 20 (the “Supplemental Indenture”), duly executed and delivered by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Supplemental Indenture is referred to herein as the “Indenture”. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

1. Interest. The Company promises to pay interest until maturity (unless the Notes are redeemed or repurchased in full prior to maturity) on the principal amount of this [Note at a rate of % per annum][at the Applicable Rate as described below determined by the CMU Lodging and Paying Agent (or its successor) for each Interest Period]. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 10 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid. The date from which interest shall accrue on the Notes shall be , or the most recent Interest Payment Date to which interest has been paid or provided for. [The Applicable Rate with respect to a particular Interest Period will be a rate equal to as determined on the interest Determination Date plus %. Promptly upon determination, the CMU Lodging and Paying Agent will inform the Company of the Applicable Rate for the next Interest Period. ]The Company will pay interest [semi−annually][quarterly] in arrears on of each year, beginning ,20 . In any case in which an Interest Payment Date, Redemption Date, Maturity or other payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day. Any payment made on such Business Day will have the same force and effect as if made on the date on which the payment is due, and no interest shall accrue for the intervening period. Interest shall be computed on the basis of the actual number of days that have elapsed in the applicable Interest Period and a 365-day year.

2. Method of Payment. The Company shall pay interest on the Notes (except Defaulted Interest), if any, to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note immediately preceding the related Interest Payment Date, even if such Notes are canceled, repurchased or redeemed on or after such Record Date and on or before such Interest Payment Date. Payment of interest on the

Notes shall be made, in the currency of the PRC that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

3. CMU Lodging and Paying Agent, Transfer Agent and Registrar. Initially, Citicorp International Limited will act as CMU Lodging and Paying Agent, Transfer Agent and Registrar. The Company may change or appoint any CMU Lodging and Paying Agent, Transfer Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

4. Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Notes are unsecured general obligations of the Company and constitute the series designated on the face of this Note as the [“ % Note Due 20 ”][“ Floating Rate Senior Notes Due 20 ”], initially limited to CNY in aggregate principal amount. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture. Requests may be made to: Alibaba Group Holding Limited, 26/F Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong, Attn: Company Secretary at legalnotice@list.alibaba-inc.com.

5. Redemption and Repurchase. The Notes are [not]subject to optional redemption [other than as set forth in the Base Indenture], [and][but] are the subject of a Triggering Event Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in the denominations of CNY10,000,000 or any integral multiple of CNY10,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any Transfer Agent designated by the Company for such purpose. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase upon a Triggering Event Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7. [Reserved].

8. Persons Deemed Owners. The registered Holder may be treated as its owner for all purposes.

9. Amendments, Supplements and Waivers. The Indenture and the Notes may be amended or supplemented as provided in the Indenture. Any consent or waiver by the Holders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Holders and holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.

10. Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Base Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

11. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

12. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Registrar.

13. Governing Law. The Base Indenture, the Supplemental Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York.

14. CMU Instrument Numbers and ISIN Numbers. The Company has caused CMU Instrument Numbers and ISIN numbers to be printed on the Notes, and the Trustee may use CMU Instrument Numbers and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT

To assign this Security, fill in the form below: I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 5.06 of the Indenture, check the box below:

☐ Section 5.06

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 5.06 of the Indenture, state the amount you elect to have purchased:

CNY ___________

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

SCHEDULE OF INCREASES OR DECREASES IN NOTE*

The initial principal amount of this Security is CNY . The following increases or decreases in a part of this Security have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Security following such decrease (or increase)

__________________
* Insert in Global Notes.

EXHIBIT B

Form Of Certificate Of Transfer

Alibaba Group Holding Limited

26/F Tower One, Times Square, 1 Matheson Street

Causeway Bay, Hong Kong

Attn: Company Secretary

(legalnotice@list.alibaba-inc.com)

Citicorp International Limited

40/F, Champion Tower,

3 Garden Road,

Central, Hong Kong

Attention: Agency and Trust - Alibaba Group Holding Limited

Re: [Title of Securities]

Reference is hereby made to the Indenture, dated as of November 28, 2024 (as supplemented to the date hereof, the “Indenture”), among Alibaba Group Holding Limited, as issuer (the “Company”), and Citicorp International Limited, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the [Security][Securities] or beneficial interest in such [Security][Securities] specified in Exhibit 1 hereto, in the principal amount of CNY___________ (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Exhibit 1 hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  Check if Transferee will take delivery of a beneficial interest in the Global Security or a Certificated Security Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A under the Securities Act and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will be subject to the restrictions on transfer enumerated in the applicable legend printed on the Global Security and/or the Certificated Security pursuant to Rule 144A under the Securities Act and in the Indenture and the Securities Act.

2.  Check if Transferee will take delivery of a beneficial interest in the Global Security or a Certificated Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the offer and sale is pursuant to an offshore transaction in compliance with an exemption from registration pursuant to Regulation S under the Securities Act, (ii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iii) if the proposed transfer is being made prior to the expiration of the 40-day “Distribution Compliance Period”, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person and the transferred beneficial interest will be held immediately after such Transfer through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will be subject to the restrictions on transfer enumerated in the applicable legend printed on the Global Security and/or the Certificated Security and in the Indenture and the Securities Act.

3.  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Certificated Security.

(a)  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will no longer be subject to the restrictions on transfer enumerated in the applicable legend printed on the Restricted Global Securities, on Restricted Certificated Securities and in the Indenture.

(b)  Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with an exemption from registration pursuant to Regulation S under the Securities Act, in an offshore transaction and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will no longer be subject to the restrictions on transfer enumerated in the applicable legend printed on the Restricted Global Securities, on Restricted Certificated Securities and in the Indenture.

(c)  Check if Transfer is Pursuant to an Effective Registration Statement. The Transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

(d)  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will not be subject to the restrictions on transfer enumerated in the applicable legend printed on the Restricted Global Securities or Restricted Certificated Securities and in the Indenture.

4.  Check if Transfer is to the Company or any of its Subsidiaries. The transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

EXHIBIT 1 TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) ☐ a beneficial interest in the:

(i) ☐ Global Security offered and sold pursuant to Rule 144A under the Securities Act (CMU Instrument No._________), or

(ii) ☐ Global Security offered and sold pursuant to Regulation S (CMU Instrument No._________)

(b) ☐ a Restricted Certificated Security.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐ a beneficial interest in the:

(i) ☐ Global Security offered and sold pursuant to Rule 144A under the Securities Act (CMU Instrument No._________), or

(ii) ☐ Global Security offered and sold pursuant to Regulation S (CMU Instrument No._________), or

(iii) ☐ Unrestricted Global Security (CMU Instrument No._________); or

(b) ☐ a Restricted Certificated Security; or

(c) ☐ an Unrestricted Certificated Security, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Alibaba Group Holding Limited

26/F Tower One, Times Square, 1 Matheson Street

Causeway Bay, Hong Kong

Attn: Company Secretary

(legalnotice@list.alibaba-inc.com)

Re: [Title of Securities]

Reference is hereby made to the Indenture, dated as of November 28, 2024 (as supplemented to the date hereof, the “Indenture”), among Alibaba Group Holding Limited, as issuer (the “Company”), and Citicorp International Limited, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or beneficial interest in such Note[s] specified herein, in the principal amount of CNY____________ (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Certificated Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Certificated Securities or Beneficial Interests in an Unrestricted Global Security

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Certificated Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Certificated Security, the Owner hereby certifies (i) the Certificated Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act and (iv) the

Certificated Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Certificated Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Certificated Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Certificated Security to Unrestricted Certificated Security. In connection with the Owner’s Exchange of a Restricted Certificated Security for an Unrestricted Certificated Security, the Owner hereby certifies (i) the Unrestricted Certificated Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Certificated Notes or Beneficial Interests in Restricted Global Securities for Restricted Certificated Securities or Beneficial Interests in Restricted Global Securities

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Certificated Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Certificated Security with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Security issued will continue to be subject to the restrictions on transfer enumerated in the applicable legend printed on the Restricted Certificated Security and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Certificated Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s Restricted Certificated Security for a beneficial interest in the [CHECK ONE] ☐ Global Note offered and sold pursuant to Rule 144A under the Securities Act, ☐ Global Note offered and sold pursuant to Regulation S, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the applicable legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 5.10 of the Indenture, dated as of November 28, 2024, as amended, supplemented or modified from time to time (the “Indenture”), between Alibaba Group Holding Limited, an exempted company incorporated in the Cayman Islands (the “Company”), and Citicorp International Limited, as trustee. Terms defined in the Indenture are used herein as therein defined.

The Company hereby confirms that, to the Company’s knowledge, as of the date of [ ], [the Company has complied with its conditions and covenants under the Indenture] and [no Default or Event of Default has occurred][if an Default or Event of Default has occurred, to specify the nature and status there of which such person may have knowledge].

IN WITNESS WHEREOF, this Compliance Certificate is hereby executed and delivered this ____ day of _______.

Alibaba Group Holding Limited

By:
Name:
Title:

D-1

EXHIBIT E

FORM OF CMU LODGING AND PAYING AGENT, TRANSFER AGENT AND REGISTRAR APPOINTMENT LETTER

__________, ____

Citicorp International Limited

as CMU Lodging and Paying Agent, Transfer Agent and Registrar

9/F, Citi Tower,

One Bay East, 83 Hoi Bun Road,

Kwun Tong, Hong Kong

Attention: Agency and Trust - Alibaba Group Holding Limited

Re: % Notes due 20 of Alibaba Group Holding Limited

% Notes due 20 of Alibaba Group Holding Limited

% Notes due 20 of Alibaba Group Holding Limited

% Notes due 20 of Alibaba Group Holding Limited

(collectively, the “Notes”)

Reference is hereby made to the indenture dated as of November 28, 2024 (the “Base Indenture”), as supplemented by a Supplemental Indenture dated as of , a Supplemental Indenture dated as of , a Supplemental Indenture dated as of and a Supplemental Indenture dated as of (collectively, the “Supplemental Indentures,” and as the Base Indenture is so supplemented, the “Indenture”), between Alibaba Group Holding Limited, a holding company incorporated under the laws of the Cayman Islands (the “Company”) and Citicorp International Limited, as trustee (the “Trustee”). Capitalized terms used but not defined herein are used as defined in the Indenture.

The Company hereby appoints Citicorp International Limited, as the CMU lodging and paying agent, transfer agent and registrar (the “CMU Lodging and Paying Agent”, the “Transfer Agent”, the “Registrar”, together, the “Agents”, which expression shall include any successor Agent) with respect to the Notes and the CMU Lodging and Paying Agent, Transfer Agent and Registrar hereby accept such appointment. By accepting such appointment, each Agent agrees to be bound by and to perform the services with respect to itself set forth in the terms and conditions set forth in the Indenture and the Notes, as well as the following terms and conditions to all of which the Company agrees and to all of which the rights of the holders from time to time of the Notes shall be subject:

(a)
Not later than 10:00 a.m. (Hong Kong time) on any Interest Payment Date, the due date of any principal on any Notes, the Redemption Date pursuant to Section 4.07 of the Base Indenture or Section 2.02 of each of the Supplemental Indentures (each a “Payment Date”), the Company will pay or cause to be paid to the account of the CMU Lodging and Paying Agent at 40/F, Champion Tower, 3 Garden Road, Central, Hong Kong, in such coin or currency of the PRC as at the time of payment shall be legal tender for the payment of public and private debts, in immediately available funds, an amount which shall be sufficient to pay the aggregate amount of interest premium (if any) or principal or all of such amounts, as the case may be, becoming due in respect of the Notes on such Payment Date. Neither the Trustee nor the CMU Lodging and Paying Agent shall be bound to make any payment until it has received the full amount in immediately available and cleared funds due to be paid to it pursuant to this paragraph.
(b)
Each Agent shall be entitled to the compensation to be agreed upon in writing with the Company for all services rendered by it under the Indenture, and the Company agrees to pay such compensation and to reimburse each Agent for its out-of-pocket expenses (including fees and expenses of counsel) properly incurred by it in connection with the services rendered by it under the Indenture. Such costs and expenses shall include any costs, expenses or charges incurred by the Agents in carrying out instructions to clear and/or settle transfers of the Notes. The Company hereby agrees to indemnify the Agents for, and to hold each of them harmless against, any loss, liability or expense (including properly incurred fees and expenses of counsel) incurred without fraud, gross negligence or willful misconduct on its part arising out of or in connection with their acting as Agents under the Indenture. Under no circumstances will any Agent be liable to the Company or any other party to this letter or the Indenture for any indirect or consequential loss (being loss of business, goodwill, opportunity or profit) or punitive or special damages, whether or not foreseeable, even if advised of the possibility of such loss or damage and regardless of the form of action. The obligations of the Company under this paragraph shall survive the repayment of the Notes, the termination or expiry of the Indenture or this letter and the resignation or removal of the Agents.
(c)
In acting under the Indenture and in connection with the Notes, each Agent is acting solely as agent of the Company and does not assume any fiduciary duty or obligation towards or relationship of agency or trust for or with any of the owners or holders of the Notes, except that all funds held by the CMU Lodging and Paying Agent for the payment of principal interest or other amounts (including Additional Amounts) on, the Notes shall, subject to the provisions of the Indenture, be held by the CMU Lodging and Paying Agent and applied as set forth in the Indenture and in the Notes, but need not be segregated from other funds held by the CMU Lodging and Paying Agent, except as required by law.
(d)
Any Agent may consult with counsel satisfactory to it and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it under the Indenture in good faith and in accordance with such advice or opinion.
(e)
The Agents shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by them in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties.
(f)
Any Agent and any of their Affiliates, in their individual capacity or any other capacity, may become the owner of, or acquire any interest in, any Notes or other obligations of the Company with the same rights that each of them would have if they were not an

Agent, and may engage or be interested in any financial or other transaction with the Company, and may act on, or as depository, Trustee or agent for, any committee or body of holders of Notes or other obligations of the Company, as freely as if they were not an Agent.
(g)
The CMU Lodging and Paying Agent will hold all sums received by it as such for the payment of the principal of, or premium or interest on, the Notes for the benefit of the Holders or the Trustee. The CMU Lodging and Paying Agent shall give the Trustee written notice of any failure by the Company to make any payment of the principal, or premium or interest on, the Notes and any other payments to be made on behalf of the Company under the Indenture, when the same shall be due and payable and at any time during the continuance of any such failure the CMU Lodging and Paying Agent will pay any such sums so held by it to the Trustee upon the Trustee’s written request.
(h)
The Agents shall not be under any liability for interest on any monies received by it pursuant to any of the provisions of the Indenture or the Notes.
(i)
Each Agent shall be obligated to perform such duties and only such duties as are in the Indenture, this letter and the Notes specifically set forth, and no implied duties or obligation shall be read into the Indenture, this letter or the Notes against any Agent. No Agent shall be under any obligation to take any action under the Indenture which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. Each of the Agents shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of its obligations hereunder or under the Indenture.
(j)
An Agent may at any time resign by giving written notice of its resignation to the Company and the Trustee and specifying the date on which its resignation shall become effective; provided that such date shall be at least 60 days after the date on which such notice is given unless the Company agrees to accept shorter notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor CMU Lodging and Paying Agent, transfer agent or registrar, as the case may be, by written instrument substantially in the form hereof in triplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Agent, one copy to the successor CMU Lodging and Paying Agent, transfer agent or registrar, as the case may be, and one copy to the Trustee. Upon the effectiveness of the appointment of a successor CMU Lodging and Paying Agent, transfer agent or registrar, as the case may be, the retired Agent shall have no further obligations under this letter or the Indenture.

If no successor is appointed by the Company within 30 days of the resignation or removal of any Agent (i) the retiring Agent may (on behalf of and at the expense of the Company) appoint its own successor Agent, or (ii) the retiring Agent (at the expense of the Company) or the Company may petition any court of competent jurisdiction for the appointment of a successor agent.

Such resignation shall become effective upon the earlier of (i) the effective date of such resignation and (ii) the acceptance of appointment by the successor CMU Lodging and

Paying Agent, transfer agent or registrar, as the case may be, as provided below. The Company may, at any time and for any reason, remove an Agent by giving 60 days’ notice and appoint a successor CMU Lodging and Paying Agent, transfer agent or registrar, as the case may be, by written instrument in triplicate signed on behalf of the Company, one copy of which shall be delivered to the Agent being removed, one copy to the successor CMU Lodging and Paying Agent, transfer agent or registrar, as the case may be, and one copy to the Trustee. Any removal of an Agent and any appointment of a successor CMU Lodging and Paying Agent, transfer agent or registrar, as the case may be, shall become effective upon acceptance of appointment by the successor CMU Lodging and Paying Agent, transfer agent or registrar, as the case may be, as provided below. Upon its resignation or removal, such Agent shall be entitled to the payment by the Company of its compensation for the services rendered hereunder and to the reimbursement of all out-of-pocket expenses properly incurred in connection with the services rendered by it hereunder.

Any successor CMU Lodging and Paying Agent, transfer agent or registrar, as the case may be, appointed as provided herein shall execute and deliver to its predecessor and to the Company and the Trustee an instrument accepting such appointment (which may be in the form of an acceptance signature to the letter of the Company appointing such agent) and thereupon such successor CMU Lodging and Paying Agent, transfer agent or registrar, as the case may be, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Agent and such predecessor shall pay over to such CMU Lodging and Paying Agent, transfer agent or registrar, as the case may be, all monies at the time held by it hereunder.

(k)
Each Agent shall at all times be a responsible financial institution which is authorized by law to exercise its respective powers and duties hereunder and under the Indenture and the Notes.
(l)
The Agents may transfer information to any other Citi Organization (or service provider to a Citi Organization) or to any court, regulator, Authority, auditor or otherwise as required under any Applicable Law, or to persons from whom it receives payments or to whom it makes payments on behalf of the Company. In each such case, if the information permitted to be transferred, disclosed or used includes any information regarding third parties provided to the Agents by the Company, the Company is required to provide any necessary information to, and obtain any necessary consents from, such third parties to allow such transfer, disclosure and use. “Citi Organization” means Citigroup, Inc., Citicorp International Limited, Citibank Europe plc, their branches, subsidiaries and affiliates and anyone who succeeds them or to whom they assign their rights other than Citicorp International Limited.
(m)
The Company hereby irrevocably waives, in favor of the Agents, any conflict of interest which may arise by virtue of the Agents acting in various capacities under this Indenture and this letter or for other customers of the Agents. The Company acknowledges that the Agents and their affiliates (together, the “CMU Lodging and Paying Agent, Transfer Agent and Registrar Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Company may regard as conflicting with its interests and may possess information (whether or not material to the Company) other than as a result of Agents acting as CMU Lodging and Paying Agent, Transfer Agent and Registrar hereunder, that the CMU Lodging and Paying Agent, Transfer Agent and Registrar may not be entitled to share with the Company. No Agent will disclose confidential information obtained from the Company (without its consent) to any of such Agent’s other customers nor will it use on the Company’s behalf any confidential information obtained from any other customers. Without prejudice to the foregoing, the Company agrees that the CMU Lodging and Paying Agent, Transfer Agent and Registrar Parties may deal (whether for their own or their customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of the Indenture and this letter.
(n)
Each of the Agents may delegate duties to, and act through its delegates, attorneys and agents and will not be responsible for the acts or omissions or for supervising or monitoring any delegate, attorney or agent or for the misconduct or negligence of any delegate, attorney or agent appointed with due care by it hereunder.
(o)
In no event shall an Agent be responsible or liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, pandemics, epidemics, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, , it being understood that the Agents shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(p)
The Agents shall, on demand by the Trustee by notice in writing given to them and the Company at any time after an Event of Default has occurred, until notified by the Trustee to contrary, to the extent permitted by Applicable Law, deliver all monies, documents and records held by them in respect of the Notes to the Trustee or as the Trustees shall direct in such notice or subsequently, provided that this paragraph shall not apply to any documents or records which an Agent is obliged not to release by any law or regulation to which it is subject.
(q)
The obligations hereunder of the CMU Lodging and Paying Agent, Transfer Agent and Registrar with respect to its duties as CMU Lodging and Paying Agent, Transfer Agent and Registrar shall be several, not joint.
(r)
Any notice or communication to the Agents will be deemed given when sent by facsimile transmission, with transmission confirmed. Any notice to the Agents will be effective only upon receipt. The notice or communication should be addressed to the CMU Lodging and Paying Agent, Transfer Agent and Registrar at:

Citicorp International Limited

9/F, Citi Tower,

One Bay East, 83 Hoi Bun Road,

Kwun Tong, Hong Kong

Attention: Agency and Trust - Alibaba Group Holding Limited

Any notice to the Company or the Trustee shall be given as set forth in the Indenture.

(s)
Any corporation into which an Agent may be merged or converted or any corporation with which such Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which such Agent shall be a party or any corporation succeeding to the business of such Agent shall be the successor to such Agent hereunder (provided that such corporation shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.
(t)
Any amendment, supplement or waiver under Sections 13.01 and 13.02 of the Base Indenture that adversely affects an Agent shall not affect such Agent’s rights, powers, obligations, duties or immunities, unless such Agent has consented thereto.
(u)
The Company agrees that the provisions of Sections 15.12, 15.13 and 15.14 of the Base Indenture shall apply hereto, mutatis mutandis.
(v)
This letter may be executed in counterparts, each of which shall be an original which together shall constitute one and same instrument.
(w)
Any funds held by the Agents are not subject to the relevant United Kingdom Financial Conduct Authority’s Client Money Rules.
(x)
Each Agent shall be entitled to refrain from taking any action if it receives conflicting, unclear or equivocal instructions; provided that each Agent shall seek clarification within five Business Days following receipt of such conflicting, unclear or equivocal language.
(y)
The agreement set forth in this letter and the Indenture contains the whole agreement between the parties relating to the subject matter of this letter to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this letter.
(z)
Mutual Undertaking Regarding Information Reporting and Collection Obligations. Each party to this letter shall, within ten business days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or the Notes as that other party reasonably requests for the purposes of that other party’s compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this paragraph to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.
(aa)
Notice of Possible Withholding Under FATCA. The Company shall notify the CMU Lodging and Paying Agent and the Trustee if it determines, based on the Company’s actual knowledge, that any payment to be made by the CMU Lodging and Paying Agent or the Trustee under any Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Company’s obligation under this paragraph shall apply only to the extent that such payments are so treated by virtue of characteristics of the Company, the Notes, or both.
(bb)
Right to Withhold. Notwithstanding any other provision of the Indenture of this letter, the Trustee and each of the Agents shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law; provided that the CMU Lodging and Paying Agent or the Trustee, as applicable, will use reasonable endeavors to provide notice to the Company as soon as reasonably practicable in advance of such deduction or withholding, and in which event the Trustee and/or the Agent, as the case may be, shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Company the amount so deducted or withheld, in which case, the Company shall so account to the relevant Authority for such amount.
(cc)
Definitions

For the purposes of paragraphs (z), (aa) and (bb), defined terms used herein shall have the following meaning:

“Applicable Law” means any law or regulation including, but not limited to: (i) any statute or regulation; (ii) any rule or practice of any Authority by which any party is bound or with which it is accustomed to comply; (iii) any agreement between any Authorities; and (iv) any customary agreement between any Authority and any party.

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax.

(dd)
Notwithstanding anything else herein contained, the Agents may refrain without liability from doing anything that would or might, in its opinion based upon legal advice received from qualified legal counsel in the relevant jurisdiction, be contrary to any law of any state or jurisdiction (including but not limited to Hong Kong, the United States of America or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion based on such written legal advice, necessary to comply with any such law, directive or regulation.

The agreement set forth in this letter shall be construed in accordance with and governed by the laws of the State of New York.

[Signature pages follow]

ALIBABA GROUP HOLDING LIMITED

By:
Name:
Title:

Agreed and accepted:

Citicorp International Limited

as CMU Lodging and Paying Agent, Transfer Agent and Registrar

By:
Name:
Title:

Acknowledged by:

Citicorp International Limited

as Trustee

By:
Name:
Title: